Exhibit 10.10

EXECUTION VERSION

REVOLVING CREDIT AGREEMENT

dated as of

February 22, 2021

among

JACKSON FINANCIAL INC.,

as the Company

the SUBSIDIARY ACCOUNT PARTIES,

as additional Obligors

the BANKS party hereto and

CITIBANK, N.A.,

as Administrative Agent

$1,000,000,000

CITIGROUP GLOBAL MARKETS INC.,

MORGAN STANLEY SENIOR FUNDING, INC.,

BOFA SECURITIES, INC.,

BARCLAYS BANK PLC,

JPMORGAN CHASE BANK, N.A.,

and

WELLS FARGO SECURITIES LLC,

as Joint Lead Arrangers and Bookrunners

MORGAN STANLEY SENIOR FUNDING, INC.,

as Syndication Agent

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

JPMORGAN CHASE BANK, N.A.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agents

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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Syndicated Letter of Credit
Exhibit C-1	Form of Letter of Credit Request
Exhibit C-2	Form of Letter of Credit Application
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Confirming Bank Agreement
Exhibit F	Form of Maturity Extension Request
Exhibit G	Form of Subsidiary Joinder Agreement
Exhibit H	Form of Subsidiary Termination Notice

SCHEDULES

Schedule I	Commitments
Schedule II	Material Subsidiaries and Subsidiary Account Parties
Schedule III	Hybrid Instruments
Schedule IV	Debt
Schedule V	Liens

v

REVOLVING CREDIT AGREEMENT dated as of February 22, 2021 among: JACKSON FINANCIAL INC., a Delaware corporation, the SUBSIDIARY ACCOUNT PARTIES party hereto, the BANKS party hereto and CITIBANK, N.A., as Administrative Agent.

The Company has requested that the Banks make loans to it in an aggregate principal amount not exceeding $1,000,000,000 at any one time outstanding, of which up to $500,000,000 in face amount at any one time outstanding may be in the form of letters of credit issued for the account of the Subsidiary Account Parties, and the Banks are prepared to make such loans and issue such letters of credit upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Additional Commitment Bank” means (a) a Bank or (b) any other Person, in each case that agrees to provide a Commitment or (in the case of a Bank) agrees to increase the amount of its Commitment pursuant to Section 2.11(c), with the consent of the Administrative Agent and each Fronting Issuing Bank (such consent not to be unreasonably withheld or delayed).

“Additional Securities” means any Hybrid Instrument or preferred Capital Stock of the Company.

“Adjusted Consolidated Net Worth” means, at any date, without duplication, the sum of (a) the consolidated shareholders’ equity, determined in accordance with GAAP, of the Company and its Consolidated Subsidiaries, plus (b) the aggregate Hybrid Instrument Amount; provided that, in determining such Adjusted Consolidated Net Worth, there shall be excluded (i) any “Accumulated Other Comprehensive Income (Loss)” shown on the consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, (ii) the effect of any election under the fair value option in FASB ASC 825 permitting a Person to measure its financial assets or liabilities at the fair value thereof, and the related tax impact and (iii) all noncontrolling equity interests in subsidiaries (as determined in accordance with Statement of Financial Accounting Standards No. 160, entitled “Noncontrolling Interests in Consolidated Financial Statements”) shown on the consolidated balance sheet of the Company and its Consolidated Subsidiaries.

“Administrative Agent” means Citi, in its capacity as agent for the Banks hereunder, and its successors in such capacity.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Aggregate RBC Ratio” means, on any date of determination, one-half of the ratio (expressed as a percentage) of (a) the aggregate “Total Adjusted Capital” (as defined by the applicable Department) for the Insurance Subsidiaries of the Company on a combined basis as of such date to (b) the aggregate “Authorized Control Level Risk-Based Capital” (as defined by the applicable Department) for the Insurance Subsidiaries of the Company on a combined basis as of such date.

“Agreement” means this Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

“Anti-Corruption Laws” has the meaning set forth in Section 4.16.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.16.

“Applicable Commitment Fee Rate”, “Applicable Letter of Credit Commission” and “Applicable Margin” means, for any day, with respect to the Commitment Fees payable hereunder or with respect to the letter of credit fees payable under Section 2.10(b) or with respect to the interest margin on any Base Rate Loan or Euro-Dollar Loan, as the case may be, the applicable rate per annum set forth below under the caption “Applicable Commitment Fee Rate”, “Applicable Letter of Credit Commission”, “Applicable Margin (Base Rate Loans)” or “Applicable Margin (Euro-Dollar Loans)”, respectively, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

	Index Debt Ratings (S&P/ Moody’s)	Applicable Commitment Fee Rate	Applicable Margin (Euro- Dollar Loans)	Applicable Margin (Base Rate Loans)	Applicable Letter of Credit Commission
Category 1	≥ A- / A3	0.175%	1.250%	0.250%	1.250%
Category 2	BBB+ / Baa1	0.200%	1.500%	0.500%	1.500%
Category 3	BBB / Baa2	0.250%	1.750%	0.750%	1.750%
Category 4	BBB- / Baa3	0.300%	2.000%	1.000%	2.000%
Category 5	BB+ / Ba1	0.400%	2.500%	1.500%	2.500%
Category 6	≤ BB / Ba2	0.500%	3.000%	2.000%	3.000%

For purposes of the foregoing, (a) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories that are one Category apart, the Applicable Commitment Fee Rate, the Applicable Letter of Credit Commission and the Applicable Margin shall be determined by reference to the Category of the higher of the two ratings; (b) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories that are more than one Category apart, the Applicable Commitment Fee Rate, the Applicable Letter of Credit Commission and the Applicable Margin shall be determined by reference to the Category next below that of the higher of the two ratings; (c) if only one of Moody’s and S&P shall have in effect a rating for the Index Debt, the Applicable Commitment Fee Rate, the Applicable Letter of Credit Commission and the Applicable Margin shall be determined by reference to the Category next below that of such rating; (d) if neither Moody’s nor S&P shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the second to last sentence of this definition), then the applicable rating shall be determined by reference to Category 6, provided that, if neither Moody’s nor S&P shall have in effect a rating for the Index Debt, the applicable rating shall be determined by reference to the corporate family rating of the Company and its Subsidiaries assigned by Moody’s and/or S&P, if available; and (e) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt (or, if applicable at such time, the corporate family rating) shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Banks pursuant to Section 5.01 or otherwise. Each change in the Applicable Commitment Fee Rate, the Applicable Letter of Credit Commission and the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Commitment Fee Rate, the Applicable Letter of Credit Commission and the Applicable Margin shall be determined by reference to the rating of Moody’s and/or S&P, as the case may be, most recently in effect prior to such change or cessation. References herein to “Applicable Margin” shall refer to the Applicable Margin for the relevant Type of Loan, as applicable.

“Applicable Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Applicable Lending Office for purposes hereof by notice to the Company and the Administrative Agent.

“Applicable Percentage” means, with respect to any Bank at any time, the percentage of the total Commitments at any time represented by such Bank’s Commitment; provided that in the case of Section 2.17 when a Defaulting Bank shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Bank’s Commitment) represented by such Bank’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Bank’s status as a Defaulting Bank at the time of determination.

“Assignee” has the meaning set forth in Section 9.06(c).

“Assignment and Assumption” means an assignment and assumption entered into by a Bank and an Assignee (with the consent of any party whose consent is required by Section 9.06), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

“Availability Effective Date” means the initial date the conditions set forth in Section 3.03 are satisfied (or waived).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 8.01.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each Person listed under the caption “BANKS” on the signature pages hereof, and each other Person that shall become a party hereto as a Bank pursuant to an Assignment and Assumption or other instrument executed hereunder (other than any such Person that ceases to be a Bank by means of assignment pursuant to this Agreement), together with its successors; provided that any Bank may elect to perform any of its obligations under this Agreement or other Credit Document (including issuing Letters of Credit) by acting through one or more of its Affiliates or branches, so long as any such Affiliate or branch that issues Letters of Credit hereunder is an NAIC Approved Bank and complies with the related requirements applicable to Banks issuing Letters of Credit hereunder; provided, further, that any exercise of such option shall not affect the obligation of the Company and/or the relevant Subsidiary Account Party to repay such obligation (including in respect of Letters of Credit) in accordance with the terms of this Agreement. For purposes of clarification, the term “Bank” shall include each Fronting Issuing Bank.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization, rehabilitation or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a governmental body, agency or official or instrumentality thereof as long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such governmental body, agency or official or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the LIBO Rate for a one month Interest Period (the “Relevant LIBO Rate”) on such day (or if such day is not a Euro-Dollar Business Day, the immediately preceding Euro-Dollar Business Day) plus 1%, provided that for the purpose of this definition, the LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day, provided, further, that if the Base Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Relevant LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Relevant LIBO Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.01 hereof, then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan to be made by a Bank pursuant to Section 2.04 as a Base Rate Loan in accordance with the applicable Notice of Borrowing or Article VIII.

“Benchmark” means, initially, the LIBO Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 8.01.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark with the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Domestic Business Day,” the definition of “Euro-Dollar Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Company, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of an Early Opt-in Election, the sixth Domestic Business Day after the date notice of such Early Opt-in Election is provided to the Banks, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth Domestic Business Day after the date notice of such Early Opt-in Election is provided to the Banks, written notice of objection to such Early Opt-in Election from Banks comprising the Required Banks.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any applicable determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 8.01 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 8.01.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrowing” has the meaning set forth in Section 1.03.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority.

“Change of Control” means any event or series of events by which:

(i) prior to the Equity Transaction Effective Date, Permitted Holders cease to own, directly or indirectly, outstanding common Capital Stock of the Company representing at least 75% of the aggregate ordinary voting power represented by the issued and outstanding common Capital Stock of the Company; or

(ii) from and after the Equity Transaction Effective Date (after giving effect to the Demerger or IPO, as applicable), any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) other than Permitted Holders shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 40% or more of the aggregate ordinary voting power represented by the issued and outstanding common Capital Stock of the Company (unless Permitted Holders shall own, beneficially, directly or indirectly, shares representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding common Capital Stock of the Company owned by such person or group).

“Citi” means Citibank, N.A and any of its Affiliates as may be appropriate to consummate the transactions contemplated by this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Account” has the meaning set forth in Section 2.03(e).

“Commitment” means, with respect to any Bank, the commitment of such Bank (a) to issue Syndicated Letters of Credit under Section 2.01(a) and to acquire participations in Fronted Letters of Credit and/or (b) to make Loans hereunder, in each case expressed as an amount representing the maximum aggregate amount of such Bank’s Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to this Agreement (including pursuant to assignments by or to such Bank pursuant to Section 9.06). The initial amount of each Bank’s Commitment is set forth on Schedule I hereto or in the Assignment and Assumption or other instrument executed and delivered hereunder pursuant to which such Bank shall have assumed its Commitment, as applicable. The aggregate amount of the Banks’ Commitments is $1,000,000,000 as of the Effective Date. The Commitments of the Banks are several and not joint and no Bank shall be responsible for any other Bank’s failure (a) to issue Syndicated Letters of Credit under Section 2.01(a) and to acquire participations in Fronted Letters of Credit and/or (b) to make Loans hereunder.

“Commitment Availability Period” means the period from and including the Availability Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

“Commitment Fee” has the meaning set forth in Section 2.10(a).

“Commitment Increase” has the meaning set forth in Section 2.11(c).

“Commitment Termination Date” means the earliest to occur of (a) the date that is 18 calendar days from the Funding Date, if the Equity Transaction Effective Date has not occurred on or prior to such date, (b) the date that is six months from the Effective Date, if the Equity Transaction Effective Date has not occurred on or prior to such date, and (c) the Maturity Date.

“Company” means Jackson Financial Inc., a Delaware corporation, and its successors.

“Confirming Bank” means, with respect to any Bank, any other Bank that has agreed, by delivery of a confirming bank agreement in substantially the form of Exhibit E (a “Confirming Bank Agreement”), that such other Bank will itself honor the obligations of such Bank in respect of a draft complying with the terms of a Letter of Credit as if, and to the extent, such other Bank were the “Issuing Bank” named in such Letter of Credit, provided that no Bank shall be obligated to so act as a Confirming Bank.

“Confirming Bank Agreement” has the meaning set forth in the definition of “Confirming Bank”.

“Consenting Bank” has the meaning assigned to such term in Section 2.18(a).

“Consolidated Subsidiary” means, at any date, any Subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date; provided that, for purposes of Sections 4.04(a) and (b) and 5.01, the term “Consolidated Subsidiary” shall include each of the Investment Entities to the extent the accounts of such entity are required to be (and are) consolidated with those of the Company in its consolidated financial statements in accordance with GAAP.

“Consolidated Total Capitalization” means, at any date, for the Company and its Consolidated Subsidiaries, the sum of, without duplication, (i) Consolidated Total Indebtedness plus (ii) Adjusted Consolidated Net Worth.

“Consolidated Total Indebtedness” means, at any date, for the Company and its Consolidated Subsidiaries, the sum of, without duplication, (i) the aggregate amount of all Non-Operating Indebtedness plus (ii) the aggregate amount of all Disqualified Capital Stock and Hybrid Instruments of such Person to the extent such amount would not be included in the determination of Adjusted Consolidated Net Worth.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Documents” means (a) this Agreement, (b) the Notes, (c) with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (ii) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time and (d) the Fee Letters.

“Credit Exposure” means, with respect to any Bank at any time, the sum of (a) the aggregate principal amount of such Bank’s Loans and (b) the aggregate amount of such Bank’s LC Exposure, in each case, outstanding at such time.

“Credit Party” means the Administrative Agent, each Fronting Issuing Bank or any Bank.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt” of any Person means, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under capital leases, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (g) all Debt of others Guaranteed by such Person, and (h) all obligations of such Person in respect of Disqualified Capital Stock (and, for the avoidance of doubt, Debt shall include Hybrid Instruments); provided that the definition of “Debt” does not include any obligations of such Person (i) under repurchase or reverse repurchase agreements to repurchase or resell (as applicable) securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or other property), (ii) to return collateral pledged in respect of or in connection with the loan of such securities, (iii) under reinsurance, coinsurance, modified coinsurance agreements or similar agreements and related trust agreements (including, without limitation, trust obligations or obligations to otherwise pledge collateral thereunder) and (iv) arising under insurance products created or entered into in the ordinary course of business. It is acknowledged and agreed, for the avoidance of doubt, that annuities, guaranteed investment contracts, funding agreements and similar instruments and agreements shall not constitute “Debt”.

“Declining Bank” has the meaning assigned to such term in Section 2.18(a).

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Bank” means any Bank that (a) has failed, within two Domestic Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its obligations in respect of Letters of Credit (including its participations in Fronted Letters of Credit) or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Bank notifies the Administrative Agent in writing that such failure is the result of such Bank’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement will not be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Domestic Business Days after request by the Administrative Agent, the Company or any Fronting Issuing Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and obligations in respect of then outstanding Letters of Credit (including its participations in then outstanding Fronted Letters of Credit) under this Agreement, provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt by the Administrative Agent, the Company or such Fronting Issuing Bank of such certification in form and substance satisfactory to the Administrative Agent, the Company and (if applicable) such Fronting Issuing Bank, (d) has, or has a direct or indirect parent company that has, become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action, or (e) ceases to be a NAIC Approved Bank and has failed to comply with its obligations under Section 2.16(b).

“Demerger” means the demerger of the Company from Prudential plc as described in the Registration Statement.

“Demerger Dividend Amount” means an amount (the “Dividend Cap”), such that after giving effect to the Demerger Dividends (and assuming for such purpose that the aggregate amount of Demerger Dividends are equal to such Dividend Cap), (a) the ratings for the Index Debt are unchanged, (b) Consolidated Total Indebtedness to Consolidated Total Capitalization remains at or below 0.30 to 1.00 and (c) the Aggregate RBC Ratio for Jackson National Life Insurance Company remains at or above 425%.

“Demerger Dividends” means all Restricted Payments made by the Company in connection with the consummation of the Demerger (and whether made on or prior to the effective date of the Demerger).

“Department” means, with respect to any Insurance Subsidiary, the governmental body or agency of such Insurance Subsidiary’s state of domicile with which such Insurance Subsidiary is required to file its annual statutory financial statements.

“Derivative Financial Products” of any Person means all obligations (including whether pursuant to any master agreement or any particular agreement or transaction) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, interest rate future, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency future, currency option or any other similar transaction (including any option with respect to any of the foregoing) or any combination thereof.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been cash collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been cash collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Capital Stock; provided that if such Capital Stock is issued pursuant to a plan for the benefit of future, present or former employees, directors, officers, managers or consultants (or their respective Affiliates or Immediate Family Members) of the Company or the Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” means each of the (a) bona fide competitors of the Company and its Subsidiaries identified in writing by the Company to the Administrative Agent from time to time and (b) Affiliates of the Persons or entities referred to in clause (a) above that are either (x) clearly identifiable as an Affiliate of such person solely on the basis of such Affiliate’s name or (y) identified in writing by the Company to the Administrative Agent from time to time; provided that notwithstanding anything herein to the contrary, in no event shall any supplement to the list of Disqualified Institutions apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest under this Agreement that is otherwise permitted by this Agreement, but upon the effectiveness of such designation, any such Person may not acquire any additional Commitments, Loans or participations; provided, further, that no supplement to such list shall be effective until the third Domestic Business Day following the Administrative Agent’s receipt of such supplement in writing; provided, further, that any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with a competitor or its controlling owner shall be deemed not to be a competitor of the Company or any of its Subsidiaries. The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time on IntraLinks, Syndtrak, ClearPar or other similar information transmission systems, including that portion of such systems that are designated for “public side” Banks and/or (B) provide such list to each Bank requesting the same.

“Dollars” and the sign “$” means lawful money in the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Early Opt-in Election” means, if the then current Benchmark is the LIBO Rate, the occurrence of the following on or after the Effective Date:

(1) notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, Term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Banks.

“Early Termination” has the meaning set forth in the definition of “Material Unpaid Derivative Product Indebtedness”.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.02.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Equity Issuance” means, with respect to any Person, (a) any issuance or sale by such Person of (i) any Capital Stock, (ii) any warrants or options exercisable in respect of Capital Stock (other than any warrants or options issued to directors, officers or employees of such Person in their capacity as such and any Capital Stock issued upon the exercise thereof) or (iii) any other security or instrument representing Capital Stock (or the right to obtain any Capital Stock) in such Person or (b) the receipt by such Person of any contribution to its capital (whether or not evidenced by any equity security) by any other Person; provided that Equity Issuance shall not include, with respect to any Subsidiary of the Company, any such issuance or sale by such Subsidiary to the Company or another Subsidiary or any capital contribution by the Company or another Subsidiary to such Subsidiary.

“Equity Transaction Effective Date” means the earlier of (a) the date on which an IPO is consummated and (b) the date on which the Demerger is consummated.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“ERISA Group” means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro-Dollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“Euro-Dollar Loan” means the portion of the Loan that bears interest by reference to the LIBO Rate (other than the LIBO Rate component of the Base Rate) in accordance with the applicable Notice of Borrowing or as otherwise set forth herein.

“Euro-Dollar Reserve Percentage” means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

“Event of Default” has the meaning set forth in Section 6.01.

“Evergreen Letter of Credit” has the meaning set forth in Section 2.01(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.18(a).

“Extension Effective Date” has the meaning assigned to such term in Section 2.18(a).

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (or on any such day that is not a Domestic Business Day, on the immediately preceding Domestic Business Day), as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Domestic Business Day by the NYFRB as the federal funds effective rate.

“Fee Letters” means, collectively, those certain letter agreements, dated January 23, 2021, between the Company and one or more of the Joint Lead Arrangers and/or their Affiliates, in each case, as amended and in effect from time to time.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer, or other senior financial officer of the Company, in each case, to the extent duly authorized to deliver certifications hereunder.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Effective Date, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate.

“Fronted LC Cash Collateral” has the meaning set forth in Section 2.16(b)(i).

“Fronted LC Collateral Account” has the meaning set forth in Section 2.16(b)(i).

“Fronted LC Commitment” means, with respect to any Fronting Issuing Bank, the maximum aggregate undrawn face amount of Fronted Letters of Credit which such Fronting Issuing Bank shall have agreed to issue hereunder (as set forth in the written instrument referred to in the definition of “Fronting Issuing Bank” by which the applicable Bank agrees to be a Fronting Issuing Bank hereunder), as such maximum amount may be changed from time to time in accordance with Section 2.01(a).

“Fronted LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Fronted Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under Fronted Letters of Credit that have not yet been reimbursed by or on behalf of the relevant Obligor at such time. The Fronted LC Exposure of any Bank shall at any time be its Applicable Percentage of the total Fronted LC Exposure at such time.

“Fronted Letter of Credit” means a letter of credit issued by a Fronting Issuing Bank as the sole issuing bank.

“Fronting Issuing Bank” means each Bank (which, if appointed on a date after the Effective Date, shall be listed on the NAIC-Approved Bank List on the date of such appointment), if any, that has agreed, in its sole discretion, to be a Fronting Issuing Bank and to issue Fronted Letters of Credit hereunder, on or after the Effective Date by a written instrument executed by such Bank and the Company and delivered to the Administrative Agent hereunder (which instrument shall be in form and substance satisfactory to the Administrative Agent), whereupon such Bank shall become a Fronting Issuing Bank hereunder, provided that no Bank shall be obligated to so act as a Fronting Issuing Bank.

“Funding Date” means the first date on which term loans are funded under the Term Loan Credit Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, self-regulatory organization or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hybrid Instrument Amount” means, with respect to any Hybrid Instruments, the principal amount (which principal amount may be a portion of the aggregate principal amount) of such Hybrid Instrument that is accorded equity credit treatment by S&P and/or Moody’s at the time of issuance thereof; provided that, (i) in the case such Hybrid Instruments are given equity credit by both S&P and Moody’s, the higher of the two amounts shall apply, (ii) the equity credit treatment given by S&P and Moody’s to any Hybrid Instrument at the time of issuance shall be deemed to apply to such Hybrid Instrument to the extent such Hybrid Instrument remains outstanding, irrespective of any change in the equity credit treatment given by either such rating agency to such Hybrid Instrument at any time after the date of issuance (it being agreed, for avoidance of doubt, that any change in the amount or percentage of the equity credit given to such Hybrid Instrument that is contemplated in the equity credit treatment given to such Hybrid Instrument as of the date of issuance (including, without limitation, any such change resulting from the life to maturity of such Hybrid Instrument or the amount of all such Hybrid Instruments as a percentage of total adjusted capital (as determined by S&P or Moody’s)) shall continue to be given effect after the date of issuance in determining the Hybrid Instrument Amount), unless such change results from an amendment or modification to such Hybrid Instrument, and (iii) the Hybrid Instrument Amount that is included in the determination of Adjusted Consolidated Net Worth shall not, at any time, exceed 15% of Consolidated Total Capitalization.

“Hybrid Instruments” means Securities that are given at least some equity credit by S&P or Moody’s (and as to which, in the case of any Hybrid Instrument issued after the Effective Date, the Company shall have provided evidence of such equity credit to the Administrative Agent), provided that the term “Hybrid Instruments” shall exclude any Securities to the extent recorded in the shareholder’s equity section of the consolidated balance sheet of the Company and its Consolidated Subsidiaries most recently filed with the SEC. As used herein “Securities” means any stock, share, partnership interest, membership interest in a limited liability company, voting trust certificate, certificate of interest or participation in any profit-sharing agreement or arrangement, option, warrant, bond, debenture, note, or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Impacted Interest Period” has the meaning set forth in Section 2.09(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Insurance Subsidiary” means any Subsidiary which is subject to the regulation of, and is required to file statements with, any governmental body, agency or official in any State or territory of the United States or the District of Columbia which regulates insurance companies or the doing of an insurance business therein.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.05(b).

“Interest Period” means, with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months (or such other time period to which all of the Banks have consented) thereafter, in all cases subject to the ability to determine the rate with respect to such Interest Period in accordance with the terms of this Agreement, as the Company may elect in the applicable Notice of Borrowing or Interest Election Request; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b) any Interest Period that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of the calendar month ending most closely to the end of such Interest Period; and

(c) any Interest Period that begins before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for Dollars that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment Entities” means entities where, as party to a joint venture, partnership, securitization transaction or other similar investment transactions, the Company or one of its Subsidiaries does not have complete control solely as a result of having a veto or consent right over certain material actions or decisions, including, without limitation, the incurrence of any indebtedness or obligations incurred by such entities.

“IPO” means an initial underwritten public offering of shares of common Capital Stock of the Company on terms reasonably satisfactory to the Administrative Agent and the Required Joint Lead Arrangers.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Joint Lead Arrangers” means Citi, Morgan Stanley Senior Funding, Inc., BofA Securities, Inc., Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Disbursement” means a payment made by a Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Syndicated LC Exposure at such time plus (b) the Fronted LC Exposure at such time. The LC Exposure of any Bank shall at any time be the sum of (a) its Syndicated LC Exposure at such time plus (b) its Fronted LC Exposure at such time.

“LC Reimbursement Loan” means a Loan the proceeds of which are used solely to finance the reimbursement of LC Disbursements as contemplated by Section 2.03(a).

“LC Sublimit” means $500,000,000.

“Lender-Related Person” has the meaning set forth in Section 9.03(c).

“Letter of Credit” means each letter of credit issued under Section 2.01 and shall include each Syndicated Letter of Credit and Fronted Letter of Credit.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages, penalties or liabilities of any kind.

“LIBO Rate” has the meaning set forth in Section 2.09(b).

“LIBO Screen Rate” has the meaning set forth in Section 2.09(b).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or beneficially holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a Base Rate Loan or a Euro-Dollar Loan and “Loans” means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

“Margin Stock” has the meaning given to it in Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition of the Company and its Consolidated Subsidiaries, taken as a whole or (b) the validity or enforceability of any of the Credit Documents or the material rights and remedies of the Banks under the Credit Documents.

“Material Subsidiary” means (a) any Subsidiary that has total assets (including, without limitation, Capital Stock of its Subsidiaries) in excess of 10% of the total assets of the Company and its Consolidated Subsidiaries (based upon and as of the date of the filing of the most recent consolidated balance sheet of the Company delivered pursuant to Section 4.04 or 5.01) and (b) any Subsidiary of the Company whose Subsidiaries include one or more Material Subsidiaries. In the event that the aggregate total assets of the Material Subsidiaries represents less than 80% of the consolidated total assets of the Company and its Consolidated Subsidiaries (as reported on the Company’s most recent consolidated balance sheet furnished pursuant to Section 4.04 or 5.01), the Company shall promptly designate by written notice to the Administrative Agent an additional Subsidiary or Subsidiaries as Material Subsidiaries in order that, after such designation, the aggregate total assets of the Material Subsidiaries represent at least 80% of the consolidated total assets of the Company and its Consolidated Subsidiaries (as reported on the Company’s most recent consolidated balance sheet furnished pursuant to Section 4.04 or 5.01).

“Material Unpaid Derivative Product Indebtedness” means, at any time, any obligations of the Company or any of its Material Subsidiaries then due and payable by the Company or any of its Material Subsidiaries in respect of one or more swap contracts (giving effect to any legally enforceable netting agreements) as a result of such swap contracts being terminated, accelerated or closed-out by the counter-party prior to the scheduled termination of such swap contracts (an “Early Termination”), where such Early Termination was the result of an event of default or other similar breach of such swap contracts attributable to the Company or any of its Material Subsidiaries.

“Maturity Date” means February 22, 2024, as such date may be extended pursuant to Section 2.18.

“Maturity Date Extension Request” means a request by the Company, in the form of Exhibit F hereto or such other form as shall be approved by the Administrative Agent, for the extension of the Maturity Date pursuant to Section 2.18.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“NAIC Approved Bank” means (a) any Bank that is a bank listed on the most current “List of Qualified U.S. Financial Institutions” approved by the NAIC (the “NAIC Approved Bank List”) (or any branch or related entity of such bank that qualifies as a Qualified U.S. Financial Institution in accordance with the Purposes and Procedures Manual of the NAIC Investment Analysis Office) or (b) any Bank as to which its Confirming Bank is a bank listed on the NAIC Approved Bank List (or any branch or related entity of such Bank that qualifies as a Qualified U.S. Financial Institution in accordance with the Purposes and Procedures Manual of the NAIC Investment Analysis Office).

“NAIC Approved Bank List” has the meaning set forth in the definition of “NAIC Approved Bank”.

“NAIC-Compliant Provisions” has the meaning set forth in Section 2.01(a).

“Net Proceeds” means, with respect to any Equity Issuance, the aggregate cash proceeds received in respect of such Equity Issuance, net of all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates of the Company) in connection therewith; provided that Net Proceeds of any Equity Issuance shall not include any proceeds received in respect of the exercise of stock options held by officers, directors, employees, or consultants of the Company or any of its Subsidiaries.

“Non-Consenting Bank” means any Bank that does not approve any consent, waiver or amendment that (a) requires the approval of each Bank, each affected Bank or each directly and adversely affected Bank in accordance with the terms of Section 9.05 and (b) has been approved by the Required Banks.

“Non-Defaulting Banks” means any Bank that is not a Defaulting Bank.

“Non-NAIC Approved Bank” means, at any time, any Bank that is not a NAIC Approved Bank.

“Non-Operating Indebtedness” of any Person means, at any date, all Debt (other than Operating Indebtedness) of such Person.

“Non-Pro Rata Issuance Election” means an election by the Company to have a Syndicated Letter of Credit issued, extended or amended on an adjusted pro rata basis, as more fully described in clause (d) of Section 2.16.

“Notes” means a promissory note or notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Loans made to it hereunder, and “Note” means any one of such promissory notes issued hereunder.

“Notice of Borrowing” has the meaning set forth in Section 2.05(a).

“NY UCC” has the meaning set forth in Section 2.03(e).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Domestic Business Day, for the immediately preceding Domestic Business Day); provided that if none of such rates are published for any day that is a Domestic Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Obligor arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor or any Affiliate thereof of any proceeding under any bankruptcy, insolvency or similar laws affecting creditors’ rights generally naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligor” means each of the Company and each Subsidiary Account Party.

“Operating Indebtedness” of any Person means, at any date, without duplication, any Debt of such Person (a) in respect of or supporting (including any Guarantee of Debt in respect thereof) life and annuity reserve requirements, (b) incurred in connection with repurchase agreements and securities lending, (c) to the extent the proceeds of which are used directly or indirectly (including for the purpose of funding portfolios that are used to fund trusts in order) to support life and annuity reserve requirements, (d) to the extent the proceeds of which are used to fund discrete customer-related assets or pools of assets (and related hedge instruments and capital) that are at least notionally segregated from other assets and have sufficient cash flow to pay principal and interest thereof, with insignificant risk of other assets of the Company and its Subsidiaries being called upon to make such principal and interest payments, (e) excluded entirely from financial leverage by both S&P and Moody’s in their evaluation of such person, (f) consisting of loans and other obligations owing to Federal Home Loan Banks or (g) incurred by a separated account maintained by an Insurance Subsidiary for which there is no recourse to the Company or any other Subsidiary.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by United Sates-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Domestic Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Ownership Interests” has the meaning set forth in Section 5.08.

“Parent” means, with respect to any Bank, any Person as to which such Bank is, directly or indirectly, a subsidiary.

“Participant” has the meaning set forth in Section 9.06(b).

“Participant Register” has the meaning set forth in Section 9.06(b).

“PATRIOT Act” has the meaning set forth in Section 4.16.

“Payment Account” means an account designated by the Administrative Agent in a notice to the Company and the Banks to which payments hereunder are to be made.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Holder” means each of Prudential plc, Athene Co-Invest Reinsurance Affiliate 1A Ltd, and any subsidiary or Affiliate of any such foregoing person.

“Permitted Liens” means:

(a) Liens existing on the Effective Date and listed on Schedule V and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (a) after-acquired property that is affixed or incorporated into the property covered by such Lien and (b) proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Debt, is not prohibited under this Agreement.

(b) Liens for Taxes that are not overdue for a period of more than thirty (30) days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

(c) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens that secure amounts not overdue for a period of more than forty-five (45) days or if more than forty-five (45) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP (as determined by the Company in good faith);

(d) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance or self-insurance to the Company or any of its Subsidiaries;

(e) Liens incurred or pledges or deposits made to secure the performance of bids, tenders, sales contracts, trade contracts and leases (other than Debt for borrowed money), statutory and other obligations required by law, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) incurred in the ordinary course of business;

(f) Liens securing judgments or orders for the payment of money that do not constitute an Event of Default under Section 6.01(j);

(g) easements, zoning restrictions, rights-of-way, encroachments, protrusions and similar encumbrances and other minor title defects affecting real property that do not in the aggregate materially interfere with the ordinary conduct of business of the Company or any Material Subsidiary;

(h) Liens solely on any cash earnest money deposits made by the Company or any Material Subsidiary in connection with any letter of intent or purchase agreement not prohibited hereunder;

(i) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(j) Liens (i) arising by operation of law under Article 4 of the NY UCC in connection with the collection of items provided for therein and (ii) in favor of a banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including rights of set-off) and which are within the general parameters customary in the banking industry or arising pursuant to such financial institution’s general terms and conditions;

(k) any assignment of an account or chattel paper (i) as part of the sale of the business out of which such account or chattel paper arose, (ii) for the purpose of collection only, (iii) under a contract to an assignee who is also obligated to perform under such contract or (iv) in whole or partial satisfaction of pre-existing Debt;

(l) leases, licenses, subleases or sublicenses granted to others which do not interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(m) Liens (i) on cash advances or cash equivalents in favor of (x) the seller of any property to be acquired and to be applied against the purchase price for such investment or (y) the buyer of any property to be disposed of, or to secure obligations in respect of indemnification, termination fee or similar seller obligations and (ii) consisting of an agreement to dispose of any property, in each case, solely to the extent such investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by the Company or any of its Subsidiaries in the ordinary course of business, or with respect to intellectual property that is not material to the conduct of the business or consistent with past practice of the Company and its Subsidiaries, taken as a whole;

(o) Liens deemed to exist in connection with investments in repurchase agreements;

(p) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt or (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of its Subsidiaries;

(q) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(r) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(s) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(t) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(u) deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Subsidiaries in the ordinary course of business of the Company and such Subsidiary or consistent with past practice to secure the performance of the Company’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(v) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with past practice;

(w) Liens on any funds or securities held in escrow accounts established for the purpose of holding proceeds from issuances of debt securities by the Company or any of its Subsidiaries issued after the Effective Date, together with any additional funds required in order to fund any mandatory redemption or sinking fund payment on such debt securities within 360 days of their issuance; provided that such Liens do not extend to any assets other than such proceeds and such additional funds; and

(x) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement.

“Permitted Refinancing” means, with respect to any Debt, any modification, refinancing, refunding, renewal, replacement or extension of such Debt; provided that the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Prime Rate” means the rate of interest publicly announced from time to time by Citi as its prime rate as in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Capital Stock” means Capital Stock that is not Disqualified Capital Stock.

“Quarterly Dates” means the last day of March, June, September and December in each year, the first of which shall be the first such day after the Effective Date.

“Reference Time” means, with respect to any setting of the then-current Benchmark or the commencement of any Interest Period, as the context requires, (1) if the applicable Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two Euro-Dollar Business Days preceding the date of such setting or the commencement of such Interest Period, as applicable, and (2) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 2.07(b).

“Registration Statement” means the draft registration statement delivered to the Administrative Agent and the Joint Lead Arrangers on February 16, 2021 (as further amended and submitted to the SEC on or prior to the Availability Effective Date and delivered to the Administrative Agent and the Joint Lead Arrangers, so long as to the extent such amendments are materially adverse to the Administrative Agent or the Banks, the Required Joint Lead Arrangers have consented to such further amendments (it being understood and agreed that (x) the audited financial statements of the Company for the fiscal year ended December 31, 2020 and the related report by KPMG LLP delivered to the Administrative Agent and the Joint Lead Arrangers pursuant to Section 3.03(d) and included in any Registration Statement shall be deemed not to be materially adverse to the Administrative Agent or the Banks to the extent the condition in Section 3.03(d) is satisfied and (y) amendments to the Registration Statement to further contemplate any of the Transactions shall be deemed not to be materially adverse to the Administrative Agent or the Banks)). For purposes of this Agreement, any reference to the date of the Registration Statement shall mean the later of February 16, 2021 and the date of the most recent amendment to such registration statement permitted to be included pursuant to this definition.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act of 1933, as amended from time to time, and as interpreted by the SEC.

“Regulations T, U and X” means Regulations T, U and X, respectively, of the Board, in each case as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“Required Banks” means at any time Banks having Loans and Commitments representing more than 50% of the aggregate amount of the Loans and Commitments at such time; provided that, if the Commitments have expired or been terminated, “Required Banks” means Banks having more than 50% of the aggregate amount of the Credit Exposures of the Banks at such time; provided, further, that the portion of any Loans and Commitments held by any Defaulting Bank shall be excluded for the purposes of making a determination of Required Banks.

“Required Joint Lead Arrangers” means Joint Lead Arrangers that represent more than 50% of the Joint Lead Arrangers.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payments” has the meaning set forth in Section 5.13.

“Sanctions” has the meaning set forth in Section 4.16.

“Sanctions Laws” has the meaning set forth in Section 4.16.

“SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) from time to time in the jurisdiction of incorporation of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary.

“SEC” means Securities and Exchange Commission or any governmental body, agency or official succeeding to its principal functions.

“Secured Obligations” has the meaning set forth in Section 2.03(e).

“SOFR” means, with respect to any Domestic Business Day, a rate per annum equal to the secured overnight financing rate for such Domestic Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Domestic Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“S&P” means Standard and Poor’s Ratings Services.

“Statutory Statement” means a statement of the condition and affairs of an Insurance Subsidiary, prepared in accordance with accounting procedures and practices prescribed or permitted by an applicable insurance regulatory authority or the NAIC, as modified in accordance with permitted practices approved by an applicable insurance regulatory authority, and filed with an applicable insurance regulatory authority or the NAIC.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company, but excluding: (i) the Investment Entities and (ii) prior to the Equity Transaction Effective Date, any corporation or other entity that the Company is not anticipated to own following the Equity Transaction Effective Date.

“Subsidiary Account Party” means each direct or indirect Subsidiary of the Company listed on the signature pages hereto under the heading “SUBSIDIARY ACCOUNT PARTIES”, and each other direct or indirect Subsidiary of the Company that becomes a Subsidiary Account Party in accordance with the terms of Section 9.13, in each case, until such time as such Subsidiary ceases to be a Subsidiary Account Party in accordance with the terms of Section 9.13.

“Subsidiary Joinder Agreement” means a joinder to this Agreement, substantially in the form of Exhibit G.

“Syndicated LC Cash Collateral” has the meaning set forth in Section 2.16(b)(ii).

“Syndicated LC Collateral Account” has the meaning set forth in Section 2.16(b)(ii).

“Syndicated LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Syndicated Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under Syndicated Letters of Credit that have not yet been reimbursed by or on behalf of the relevant Obligor at such time. The Syndicated LC Exposure of any Bank shall at any time be its Applicable Percentage of the total Syndicated LC Exposure at such time.

“Syndicated Letter of Credit” means a single multi-bank letter of credit issued by all of the Banks (acting through the Administrative Agent in accordance with the provisions hereof) in which each Bank (or less than all Banks, if the Company has made a Non-Pro Rata Issuance Election with respect to such Syndicated Letters of Credit), as an issuing bank thereunder, has a several (but not joint) obligation in respect of a specified portion of the amount of such letter of credit.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, withholdings (including backup withholdings), assessments, fees or other charges of any nature, imposed by a governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of the date hereof, among the Company, the banks from time to time party thereto and Citi, as administrative agent

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transactions” means, collectively, (i) the execution and delivery of this Agreement and the other Credit Documents to be entered into on the Effective Date and any extensions of credit hereunder on the Equity Transaction Effective Date, (ii) the execution and delivery of the Term Loan Credit Agreement and the other Credit Documents (as defined in the Term Loan Credit Agreement) to be entered into on the Effective Date, (iii) a combination of (A) the issuance by the Company of (x) senior unsecured notes in an aggregate principal amount of up to $1.7 billion and (y) Hybrid Instruments or preferred equity in an aggregate principal amount of up to $1.0 billion and/or (B) the borrowing by the Company of up to $2.7 billion in term loans under the Term Loan Credit Agreement, in each case on or prior to the Equity Transaction Effective Date, (iv) the consummation of either the Demerger or the IPO on the Equity Transaction Effective Date, (v) the payment, if any, of a Demerger Dividend Amount and (vi) the other related transactions contemplated in connection with the foregoing, including those transactions described in the sections “DEMERGER” and “RECAPITALIZATION” of the Registration Statement.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the Loan is a Base Rate Loan or a Euro-Dollar Loan.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

SECTION 1.03. Accounting Terms and Determinations. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP (or, to the extent such terms apply solely to any Insurance Subsidiary, or if otherwise expressly required, SAP), as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements or statutory statements, as of the Effective Date, except as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP or SAP would affect the computation of any requirement set forth in any Credit Document, and either the Company or the Required Banks shall so request, the Administrative Agent, the Banks and the Company shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP or SAP (subject to the approval of the Required Banks); provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP or SAP, as applicable, as in effect prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP or SAP, as applicable.

SECTION 1.04. Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Credit Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) any definition or reference to any applicable Laws, including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Code, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable Laws and any reference to any applicable Laws shall, unless otherwise specified, refer to such applicable Law as amended, modified or supplemented from time to time.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). Unless otherwise specified, to the extent any obligation is required to be paid or performed hereunder on a date that is not a Domestic Business Day, the date for payment or performance shall be construed to be required on the immediately succeeding Domestic Business Day.

SECTION 1.07. Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans to be made to the Company pursuant to Section 2.04, or converted or continued pursuant to Section 2.05(b), on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a “Euro-Dollar Borrowing” is a Borrowing comprised of Euro-Dollar Loans).

SECTION 1.08. Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE II

THE CREDITS

SECTION 2.01. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, at the request of any Obligor at any time and from time to time during the Commitment Availability Period, (i) each Bank agrees to issue Syndicated Letters of Credit and (ii) each Fronting Issuing Bank agrees to issue Fronted Letters of Credit, in each case denominated in Dollars for the account of such Obligor, that will not result in (w) the aggregate outstanding amount of the Credit Exposures of the Banks exceeding the aggregate amount of the Commitments of the Banks, (x) the aggregate outstanding amount of the Credit Exposure of such Bank exceeding the aggregate amount of the Commitment of such Bank, (y) the aggregate outstanding amount of the LC Exposures of the Banks exceeding the LC Sublimit, and (z) with respect to Fronted Letters of Credit, the aggregate undrawn face amount of Fronted Letters of Credit issued by such Fronting Issuing Bank plus the aggregate amount of unreimbursed LC Disbursements in respect of Fronted Letters of Credit issued by such Fronting Issuing Bank exceeding its Fronted LC Commitment. For the avoidance of doubt, the relevant Obligor may elect whether a Letter of Credit issued pursuant to this Section 2.01 shall be a Syndicated Letter of Credit or, if any Bank has agreed in its sole discretion to become a Fronting Issuing Bank, a Fronted Letter of Credit.

Each Syndicated Letter of Credit shall be a standby letter of credit in substantially the form attached hereto as Exhibit B, with such changes therein as may be requested by the relevant Obligor, so long as (i) the Administrative Agent determines such changes are acceptable and not adverse to the Banks or (ii) the Required Banks approve such changes. Notwithstanding the foregoing, subject to the terms and conditions of this Agreement, if the relevant Obligor requests that a Letter of Credit include additional provisions (or revisions to the form attached hereto as Exhibit B) in order to satisfy the requirements for letters of credit under credit-for-reinsurance provisions in the jurisdiction of organization of the beneficiary of such Letter of Credit with respect to reinsurance reserve credit requirements by providing written notice to the Administrative Agent at least five Domestic Business Days prior to issuance of such Letter of Credit (or such shorter time as may be agreed by the Administrative Agent) specifying the requested additional provisions and a summary of the reasons therefor, such Letter of Credit shall include such requested or revised provisions (such provisions, “NAIC-Compliant Provisions”) unless the issuance of such Letter of Credit with any such NAIC-Compliant Provisions would, in the reasonable judgment of the Administrative Agent or any Bank having Commitments under such Letter of Credit, materially increase the potential liability of the Administrative Agent or such Bank, and the Company or the relevant Subsidiary Account Party has not otherwise agreed to compensate the Administrative Agent or such Bank for any such increased liability in a manner reasonably acceptable to the Administrative Agent or such Bank. None of the Administrative Agent or any Bank shall be obligated to verify that any requested NAIC-Compliant Provisions satisfy such requirements for reserve credit.

Without the prior consent of each Bank, no Syndicated Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Banks thereunder, and each Syndicated Letter of Credit shall be issued by all of the Banks having Commitments at the time of issuance (or less than all Banks, if the Company has made a Non-Pro Rata Issuance Election with respect to such Syndicated Letters of Credit or the LC Exposure in respect of such Syndicated Letter of Credit has been reallocated pursuant to Section 2.17(d)(ii)) as a single multi-bank letter of credit, but the obligation of each Bank thereunder shall be several and not joint, based upon its Applicable Percentage (or other applicable share if the Company has made a Non-Pro Rata Issuance Election with respect to such Syndicated Letters of Credit) of the aggregate undrawn amount of such Letter of Credit.

Each Fronted Letter of Credit shall be a standby letter of credit in such form as is agreed upon among the relevant Obligor and the applicable Fronting Issuing Bank at the time such Fronting Issuing Bank is appointed hereunder, which such form shall be reasonably acceptable to the Administrative Agent. Each Fronted Letter of Credit shall be issued by, and be the sole obligation as issuing bank of, the applicable Fronting Issuing Bank (without impairing each Bank’s participation obligations with respect thereto). No Bank shall have any obligation hereunder to become a Fronting Issuing Bank hereunder and any election to do so shall be in the sole discretion of each Bank. Notwithstanding anything herein to the contrary, any addition or removal of a Fronting Issuing Bank hereunder or change in its Fronted LC Commitment may be effected only with the agreement of such Fronting Issuing Bank and the Company (and with the consent of Administrative Agent (such consent not to be unreasonably withheld)) (provided that no such change shall increase the Commitment of any Bank).

Notwithstanding the prior paragraph, subject to the terms and conditions of this Agreement, if an Obligor provides a written request to the Administrative Agent and the Fronting Issuing Bank at least five Domestic Business Days prior to the issuance of any Fronted Letter of Credit (or such shorter period as may be agreed to by the Administrative Agent and the Fronting Issuing Bank) that a Fronted Letter of Credit include NAIC-Compliant Provisions, specifying such NAIC-Compliant Provisions and providing a summary of the reasons therefor, then such Fronted Letter of Credit shall include such requested provisions, unless the issuance of such Fronted Letter of Credit with any such NAIC-Compliant Provisions would, in the reasonable judgment of the Administrative Agent or the applicable Fronting Issuing Bank, materially increase the potential liability of the Administrative Agent or such Fronting Issuing Bank and the Company or the relevant Subsidiary Account Party has not otherwise agreed to compensate the Administrative Agent or such Fronting Issuing Bank for any such increased liability in a manner reasonably acceptable to the Administrative Agent or such Fronting Issuing Bank. None of the applicable Fronting Issuing Bank, the Administrative Agent or the Banks shall be obligated to verify that any requested NAIC-Compliant Provisions satisfy such requirements for reserve credit.

(b) Notice of Issuance, Amendment or Extension. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the relevant Obligor shall hand deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent and (in the case of a Fronted Letter of Credit) the applicable Fronting Issuing Bank, not later than noon (New York City time) two Domestic Business Days (or such shorter time as the Administrative Agent or the applicable Fronting Issuing Bank may agree in a particular instance in their sole discretion) prior to the requested date of issuance, amendment or extension, a notice, substantially in the form of Exhibit C-1 hereto (or such other form as may be agreed between such Obligor and the Administrative Agent and (in the case of a Fronted Letter of Credit) the applicable Fronting Issuing Bank), requesting the issuance of a Syndicated Letter of Credit or Fronted Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension, as the case may be (which shall be a Domestic Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.01(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend or extend, as the case may be) such Letter of Credit (which shall comply with Section 2.01(a)).

If requested by the Administrative Agent or (in the case of any Fronted Letter of Credit) the applicable Fronting Issuing Bank through the Administrative Agent, the relevant Obligor also shall submit a letter of credit application on standard form of the Person that is serving as Administrative Agent or such Fronting Issuing Bank, as applicable, in connection with any request for a Letter of Credit. The standard form letter of credit application of the Administrative Agent is attached hereto as Exhibit C-2. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the relevant Obligor to, or entered into by such Obligor with, the Person that is serving as Administrative Agent or such Fronting Issuing Bank, as applicable, relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

Unless otherwise specified by the relevant Obligor, each Letter of Credit shall provide for the automatic extension of the expiry date thereof unless the Administrative Agent or, in the case of any Fronted Letter of Credit, the applicable Fronting Issuing Bank shall give notice to the beneficiary thereof on or before the date that is 60 days prior to the stated expiration date (or such shorter or longer period of time as may be agreed with the Company by the Administrative Agent or the applicable Fronting Issuing Bank, as applicable, but in no event shorter than 30 days) that such expiry date shall not be extended (each such Letter of Credit, an “Evergreen Letter of Credit” and such notice, a “Non-Extension Notice”) (it being understood and agreed that, notwithstanding any provision of this Agreement to the contrary, the extension of an Evergreen Letter of Credit upon an automatic extension shall not require any notice or request to be delivered under Section 2.01(b) or under such Letter of Credit); provided that the Administrative Agent or such Fronting Issuing Bank, as applicable, will give a Non-Extension Notice under such Evergreen Letter of Credit in accordance with its terms if requested to do so by notice given to the Administrative Agent or such Fronting Issuing Bank (through the

Administrative Agent) by (i) at any time a Default shall have occurred and be continuing, the Required Banks, (ii) at any time on or after the date that the Commitments are terminated, any Bank or (iii) the relevant Obligor, provided further that each Letter of Credit shall by its terms expire no later than one year after the Commitment Termination Date with a properly executed Non-Extension Notice.

(c) Limitations on Amounts and Daily Transactions. Each Letter of Credit shall be issued, amended or extended if and only if (and upon such issuance, amendment or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (x) the aggregate outstanding amount of the Credit Exposures of the Banks shall not exceed the aggregate amount of the Commitments of the Banks and (y) the aggregate outstanding amount of the LC Exposures of the Banks shall not exceed the LC Sublimit.

(d) Expiry Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (provided that each Letter of Credit shall contain “evergreen” provisions for the extension thereof to a date not later than one year after the then current expiry date thereof) or (ii) the first anniversary of the Commitment Termination Date with a properly executed Non-Extension Notice. The Company shall cause any Letter of Credit outstanding on or after the date that is five Domestic Business Days prior to the Commitment Termination Date to be cash collateralized in an amount equal to at least 102% of the face amount of each such Letter of Credit in accordance with Section 2.03(e) on or prior to such date and for so long as such Letter of Credit is outstanding.

(e) Obligation of Banks. With respect to any Syndicated Letter of Credit, the obligation of any Bank under such Syndicated Letter of Credit shall be several and not joint and shall at any time be in an amount equal to such Bank’s Applicable Percentage (or other applicable share if the Company has made a Non-Pro Rata Issuance Election with respect to such Syndicated Letters of Credit) of the aggregate undrawn amount of such Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide.

By the issuance of a Fronted Letter of Credit (or an amendment to a Fronted Letter of Credit increasing the amount thereof) by any Fronting Issuing Bank, and without any further action on the part of any Fronting Issuing Bank or the Banks, the applicable Fronting Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from such Fronting Issuing Bank, a participation in such Fronted Letter of Credit equal to such Bank’s Applicable Percentage of the aggregate amount available to be drawn under such Fronted Letter of Credit. Each Bank acknowledges and agrees that its obligation to acquire participations in respect of Fronted Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Fronted Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments; provided that no Bank shall be required to acquire a participation in a Fronted Letter of Credit to the extent that such participation would result in the aggregate outstanding amount of the Credit Exposure of such Bank exceeding the aggregate amount of the Commitment of such Bank. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Fronting Issuing Bank, such Bank’s Applicable Percentage of each LC Disbursement made by such Fronting Issuing Bank in respect of any Fronted Letter of Credit, promptly upon the request of such Fronting Issuing Bank at any time from the time such LC Disbursement is made until such LC Disbursement is reimbursed by the relevant Obligor or (pursuant to the guarantee obligations under Section 2.01(h)) the Company or at any time after any reimbursement payment is required to be refunded to the Company or such Obligor for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from the relevant Obligor or (pursuant to the guarantee obligations under Section 2.01(h)) the Company pursuant to Section 2.03(a) in respect of any Fronted Letter of Credit, the Administrative Agent shall distribute such payment to the applicable Fronting Issuing Bank or, to the extent that the Banks have made payments pursuant to this paragraph to reimburse such Fronting Issuing Bank, then to the Banks and such Fronting Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse the applicable Fronting Issuing Bank for any LC Disbursement shall not relieve the Subsidiary Account Party of its obligation to reimburse such LC Disbursement.

(f) Adjustment of Applicable Percentages. Upon (i) each addition of a new Bank hereunder and (ii) each change in the Commitment of a Bank pursuant to this Agreement then (A) in the case of each outstanding Syndicated Letter of Credit, with the consent of the beneficiary thereunder to the extent required by the terms thereof or under applicable law (including, if applicable, the Uniform Customs and Practices for Documentary Credits governing such Syndicated Letter of Credit), the Administrative Agent shall promptly amend such Syndicated Letter of Credit to specify the Banks that are parties thereto, after giving effect to such event, and such Banks’ respective Applicable Percentages (or other applicable share if the Company has made a Non-Pro Rata Issuance Election with respect to such Syndicated Letters of Credit) as of the effective date of such amendment and (B) in the case of each outstanding Fronted Letter of Credit, the participation interest of each Bank therein shall automatically be adjusted to reflect, and each Bank shall have a participation in such Fronted Letter of Credit equal to, such Bank’s Applicable Percentage of the aggregate amount available to be drawn under such Fronted Letter of Credit after giving effect to such event. However, it is acknowledged by the Administrative Agent and the Banks that amendments of outstanding Syndicated Letters of Credit may not be immediately effected. Accordingly, whether or not Syndicated Letters of Credit are amended as contemplated hereby, the Banks agree that they shall purchase and sell participations or otherwise make or effect such payments among themselves (but through the Administrative Agent) so that payments by the Banks of drawings under Syndicated Letters of Credit and payments by the Company or a Subsidiary Account Party of LC Disbursements and interest thereon are, except as otherwise expressly set forth herein, in each case shared by the Banks in accordance with the respective Applicable Percentages (or other applicable shares if the Company has made a Non-Pro Rata Issuance Election with respect to such Syndicated Letters of Credit) of the Banks from time to time in effect.

(g) Conditions to Issuance. None of the Fronting Issuing Bank, the Administrative Agent nor any Bank shall have any obligation to issue Letters of Credit, so long as:

(i) Any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the Fronting Issuing Bank, the Administrative Agent or any Bank from issuing such Letter of Credit;

(ii) Any law applicable to such Fronting Issuing Bank, the Administrative Agent or any Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Fronting Issuing Bank, the Administrative Agent or such Bank shall prohibit, or request that such Fronting Issuing Bank, the Administrative Agent or such Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Fronting Issuing Bank, the Administrative Agent or such Bank with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which such Fronting Issuing Bank, the Administrative Agent or such Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Fronting Issuing Bank, the Administrative Agent or such Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Fronting Issuing Bank, the Administrative Agent or such Bank in good faith deems material to it;

(iii) Except as otherwise agreed by such Fronting Issuing Bank or the Administrative Agent, as applicable, such Letter of Credit is in an initial amount less than $1,000,000;

(iv) Such Letter of Credit is to be denominated in a currency other than US Dollars;

(v) Such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(vi) If such Letter of Credit is a Fronted Letter of Credit, and any Bank is a Defaulting Bank, after giving effect to the reallocation of such Defaulting Bank’s participation among the non-defaulting Banks as set forth in Section 2.17 to the extent of their respective Commitments, unless the relevant Obligor has delivered cash collateral or the Fronting Issuing Bank has entered into other arrangements with such Obligor or such Defaulting Bank satisfactory to the Fronting Issuing Bank to eliminate the applicable Fronting Issuing Bank’s risk with respect to such Defaulting Bank.

(h) Letters of Credit Issued for Subsidiaries. The Company, as guarantor pursuant to the provisions of this Section 2.01(h), shall be obligated to pay each LC Disbursement and accrued interest thereon and all other payment obligations with respect to each Letter of Credit that is issued or outstanding hereunder for the account of any Subsidiary Account Party, including amounts payable as cash collateral pursuant to Sections 2.01(d), 2.03(f), 2.17 or 6.01. The Company hereby acknowledges that the issuance of Letters of Credit for the account of any of the Subsidiary Account Parties inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiary Account Parties. The Company hereby unconditionally guarantees the full and punctual payment of all reimbursement obligations in respect of LC Disbursements and all interest thereon payable by each Subsidiary Account Party pursuant to this Agreement and the full and punctual payment of all other amounts payable by each Subsidiary Account Party under this Agreement, including any fee pursuant to Section 2.10. Upon failure by any Subsidiary Account Party to pay when due any such amount, the Company shall forthwith pay the amount not so paid at the place and in the manner specified in this Agreement. The agreement of the Company under this clause (h) is a continuing guarantee and shall apply to all obligations of the Subsidiary Account Parties under this Agreement whenever arising, and is a guarantee of payment and is not merely a guarantee of collection. The obligations of the Company hereunder shall be unconditional, absolute and continuing and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (i) any extension, settlement, compromise, waiver or release in respect of any obligation of any Subsidiary Account Party by operation of law or otherwise; (ii) any modification or amendment of or supplement to this Agreement; (iii) any change in the corporate existence, structure or ownership of any Subsidiary Account Party, or any insolvency, bankruptcy, reorganization, rehabilitation or other similar proceeding affecting any Subsidiary Account Party or its assets; (iv) the existence of any claim, set-off or other rights which the Company may have at any time against any Subsidiary Account Party, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (v) any invalidity or unenforceability relating to or against any Subsidiary Account Party for any reason of any Credit Document or Letter of Credit, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary Account Party of any reimbursement obligation, interest or any other amount payable by it under any Credit Documents or in respect of any Letter of Credit issued hereunder; and (vi) any other act or omission to act or delay of any kind by any Subsidiary Account Party, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company’s obligations hereunder. The Company’s obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and all reimbursement obligations, interest and all other amounts payable by the Company and each Subsidiary Account Party under this Agreement shall have been paid in full. If at any time any payment of reimbursement obligation, interest or any other amount payable by any Subsidiary Account Party under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary Account Party or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Subsidiary Account Parties or any other Person. The Company shall not enforce any payment by way of subrogation against any Subsidiary Account Party so long as (i) any Bank has any Commitment hereunder or (ii) any amount payable hereunder remains unpaid (it being understood that this sentence shall not restrict the Company from receiving payments in respect of reimbursement obligations or other intercompany claims against any Subsidiary Account Party in the ordinary course of business).

SECTION 2.02. Issuance and Administration of Syndicated Letters of Credit. With respect to each Syndicated Letter of Credit, such Syndicated Letter of Credit shall be executed and delivered by the Administrative Agent in the name and on behalf of, and as attorney-in-fact for, the Banks party to such Syndicated Letter of Credit, and the Administrative Agent shall act as the agent of each such Bank to (a) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit and (c) notify such Bank and the Company (who shall notify the relevant Subsidiary Account Party, if any) that a valid drawing has been made and the date that the related LC Disbursement is to be made; provided that the Administrative Agent shall have no obligation or liability for any LC Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide. Promptly following the issuance of any Syndicated Letter of Credit hereunder, the Administrative Agent shall provide each Bank with a copy thereof. Each Bank hereby irrevocably appoints and designates the Administrative Agent as its attorney-in-fact, acting through any duly authorized officer of the Person that is serving as the Administrative Agent, to execute and deliver in the name and on behalf of such Bank each Syndicated Letter of Credit to be issued by the Banks hereunder. Promptly upon the request of the Administrative Agent, each Bank will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any such Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Bank to execute and deliver each Syndicated Letter of Credit.

SECTION 2.03. Reimbursement for LC Disbursements, Cover, Etc. (a) Reimbursement. If any Bank shall make any LC Disbursement in respect of any Letter of Credit, the relevant Obligor shall reimburse such Bank in respect of any such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 5:00 p.m., New York City time, on the Domestic Business Day immediately following the day that the relevant Obligor receives notice of such LC Disbursement; provided that, if at any time during the Commitment Availability Period any LC Disbursement has not been reimbursed by or on behalf of the relevant Obligor prior to the applicable time, the Company shall be deemed to have requested a Base Rate Borrowing in an equivalent amount to be disbursed on the Domestic Business Day such reimbursement is due, subject to the conditions set forth in Section 3.01 (other than receipt of a Notice of Borrowing by the Administrative Agent), to finance such payment, and to the extent so financed, the relevant Obligor’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing; provided further that with respect to any unreimbursed amount that is not fully refinanced by a Base Rate Borrowing because the conditions set forth in Section 3.01 cannot be satisfied, such unreimbursed amount (together with interest) shall be immediately due and payable by the relevant Obligor without further demand.

(b) Reimbursement Obligations Absolute. The obligations of the relevant Obligor to reimburse LC Disbursements as provided in Section 2.03(a) and of the Company as guarantor as provided in Section 2.01(h) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any

Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) at any time or from time to time, without notice to the Company or any Subsidiary Account Party, the time for any performance of or compliance with any of such reimbursement obligations of any Obligor or party thereto shall be waived or extended, (v) any of such reimbursement obligations of any Obligor or party thereto shall be amended or otherwise modified in any respect, or any guarantee of any of such reimbursement obligations or any security therefor shall be released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) any lien or security interest granted to, or in favor of, the Administrative Agent or any of the Banks as security for any of such reimbursement obligations shall fail to be perfected, (vii) the occurrence of any Default, (viii) the existence of any proceedings of the type described in Section 6.01(g) or (h) with respect to any other Obligor or party thereto of any of such reimbursement obligations, (ix) any lack of validity or enforceability of any of such reimbursement obligations against any other Obligor or party thereto of any of such reimbursement obligations, or (x) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of the obligations of the Company or any Subsidiary Account Party hereunder.

Neither the Administrative Agent nor any Bank nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Administrative Agent or a Bank from liability to any Obligor to the extent of any direct damages (as opposed to consequential, special, indirect and punitive damages, claims in respect of which are hereby waived by the Obligors to the extent permitted by applicable law) suffered by such Obligor that are caused by (x) the gross negligence or willful misconduct of the Administrative Agent or such Bank, as the case may be, or (y) in the case of any Bank, its willful failure to make an LC Disbursement in respect of any drawing properly made under a Letter of Credit as provided in Sections 2.01(e) and 2.03(c), in the case of each of the foregoing clauses (x) and (y), as determined in a final and non-appealable judgment by a court of competent jurisdiction. The parties hereto expressly agree that:

(i) the Administrative Agent or (in the case of any Fronted Letter of Credit) the applicable Fronting Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) the Administrative Agent or (in the case of any Fronted Letter of Credit) the applicable Fronting Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this sentence shall establish the standard of care to be exercised by the Administrative Agent or (in the case of any Fronted Letter of Credit) the applicable Fronting Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(c) Disbursement Procedures. (i) The following provisions shall apply to any Syndicated Letter of Credit. The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The Administrative Agent shall promptly after such examination (A) notify each of the Banks and the Company (who shall notify the relevant Subsidiary Account Party, if any) by telephone (confirmed by electronic mail) of such demand for payment and (B) deliver to each Bank a copy of each document purporting to represent a demand for payment under such Syndicated Letter of Credit. With respect to any drawing properly made under any such Syndicated Letter of Credit, each Bank will make an LC Disbursement in respect of such Syndicated Letter of Credit in accordance with its liability under such Syndicated Letter of Credit and this Agreement, such LC Disbursement to be made to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Banks. The Administrative Agent will make any such LC Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment, provided that the Administrative Agent will be obligated to honor drawings under any Syndicated Letter of Credit only to the extent of funds received. Promptly following any LC Disbursement by any Bank in respect of any such Syndicated Letter of Credit, the Administrative Agent will notify the Company (who shall notify the relevant Subsidiary Account Party, if any) of such LC Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the relevant Obligor of its obligation to reimburse the Banks with respect to any such LC Disbursement, the Company of its guarantee pursuant to Section 2.01(h), or any of the relevant Subsidiary Account Party’s or the Company’s obligations hereunder.

(ii) The following provisions shall apply to any Fronted Letter of Credit. The applicable Fronting Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Fronted Letter of Credit. The applicable Fronting Issuing Bank shall promptly after such examination notify the Administrative Agent and the Company (who shall notify the relevant Subsidiary Account Party, if any) by telephone (confirmed by electronic mail) of such demand for payment and whether such Fronting Issuing Bank has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the relevant Subsidiary Account Party or the Company of its obligation to reimburse such Fronting Issuing Bank and the Banks with respect to any such LC Disbursement.

(d) Interim Interest. If any LC Disbursement is made, then, unless such LC Disbursement has been reimbursed in full on the date such LC Disbursement is made (without regard for when notice thereof is given), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the relevant Obligor reimburses such LC Disbursement, at the rate per annum equal to the Base Rate plus the Applicable Margin applicable to Base Rate Borrowings at such time.

(e) Provision of Cover. In the event the Company or the Subsidiary Account Parties shall have provided (or be required to provide) cash collateral for outstanding Letters of Credit pursuant to Section 2.01(d), Section 2.17, Section 6.01, Section 2.11(d), Section 2.18(c)(i) or clause (f) hereof, the Administrative Agent will establish a separate cash collateral account (the “Collateral Account”), which may be a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code as in effect in New York (the “NY UCC”)), in the name and under the sole dominion and control of the Administrative Agent (and, in the case of a securities account, in respect of which the Administrative Agent is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC)) into which there shall be deposited from time to time such amounts paid to the Administrative Agent as cash collateral for the applicable LC Exposure. As collateral security for the prompt payment in full when due of the Obligations and all reimbursement obligations in respect of LC Disbursements, all interest thereon, and all other obligations of the Obligors under the Credit Documents whether or not then outstanding or due and payable (such obligations being herein collectively called the “Secured Obligations”), each Obligor hereby pledges and grants to the Administrative Agent, for the benefit of the Banks and the Administrative Agent as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Secured Obligations until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section 2.03(e). Amounts on deposit in the Collateral Account shall be invested and reinvested by the Administrative Agent in such short-term investments as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name and be under the sole dominion and control of the Administrative Agent and shall be credited to the Collateral Account. At any time, and from time to time, while an Event of Default has occurred and is continuing, the Administrative Agent shall, if instructed by the Required Banks in their sole discretion, liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Secured Obligations due and payable. If at any time (i) no Default has occurred and is continuing and (ii) all of the Secured Obligations then due have been paid in full but Letters of Credit remain outstanding, the Administrative Agent shall, from time to time, at the request of the Company, deliver to the relevant Obligor, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate undrawn face amount of all outstanding Letters of Credit. When all of the Secured Obligations shall have been paid in full, all Letters of Credit have expired or been terminated and the Commitments have terminated, the Administrative Agent shall promptly deliver to the Company, for account of the relevant Obligor, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Collateral Account.

(f) Without limiting clause (z) in the first paragraph of Section 2.01(a), if, at any time, the sum of (i) the aggregate undrawn face amount of Fronted Letters of Credit issued by such Fronting Issuing Bank plus (ii) the aggregate amount of unreimbursed LC Disbursements in respect of Fronted Letters of Credit of any Fronting Issuing Bank exceeds its Fronted LC Commitment, the relevant Obligor shall immediately, first, repay any unreimbursed LC Disbursements owing to such Fronting Issuing Bank and, second, cause one or more of the outstanding Fronted Letters of Credit issued by such Fronting Issuing Bank to be cancelled, reduced or cancelled and reissued as one or more Syndicated Letters of Credit, so that such excess above such Fronted LC Commitment is eliminated.

SECTION 2.04. Loans. At any time and from time to time during the Commitment Availability Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in Dollars to the Company pursuant to this Section 2.04 in amounts such that (x) the aggregate outstanding amount of the Credit Exposures of the Banks shall not exceed the aggregate amount of the Commitments of the Banks and (y) the aggregate outstanding amount of the Credit Exposure of such Bank shall not exceed the Commitment of such Bank. Each Borrowing shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 and shall be made from the several Banks ratably in proportion to their respective Commitments; provided that, notwithstanding the foregoing, a Base Rate Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(a). Within the foregoing limits, the Company may borrow under this Section 2.04, repay or, to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Commitment Availability Period under this Section 2.04.

SECTION 2.05. Notice of Borrowings; Interest Elections. (a) The Company shall give the Administrative Agent notice (a “Notice of Borrowing”) not later than 11:00 a.m. (New York City time) on (x) the date of each Base Rate Borrowing by the Company and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing by the Company, specifying:

(i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

(ii) the aggregate amount (in Dollars) of such Borrowing,

(iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans,

(iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

(v) whether the Loans comprising such Borrowing are to be LC Reimbursement Loans; and

(vi) certifying that all other conditions in Section 3.01(c) and (d) have been satisfied.

(b) Interest Elections. Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Euro-Dollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Euro-Dollar Borrowing, may elect Interest Periods therefor, all as provided in this subsection (b). The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Banks holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. To make an election pursuant to this Section 2.05(b), the Company shall notify the Administrative Agent of such election by telephone by the time that a Notice of Borrowing would be required under Section 2.05(a) if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic mail to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.04:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Euro-Dollar Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Euro-Dollar Borrowing; and

(iv) if the resulting Borrowing is a Euro-Dollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Euro-Dollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Bank of the details thereof and of such Bank’s portion of each resulting Borrowing. If the Company fails to deliver a timely Interest Election Request with respect to a Euro-Dollar Borrowing prior to the date that is three Euro-Dollar Business Days before the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Euro-Dollar Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Banks, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Euro-Dollar Borrowing and (ii) unless repaid, each Euro-Dollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06. Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

(b) Not later than 12:00 noon (New York City time) (or 1:00 p.m. (New York City time) in the case of any Base Rate Borrowing) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section 2.06) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Company at any account of the Company specified in writing to the Administrative Agent by the Company that is reasonably acceptable to the Administrative Agent.

(c) If any Bank makes a new Loan hereunder to the Company on a day on which the Company or any Subsidiary Account Party is to repay all or any part of an outstanding Loan or unreimbursed LC Disbursement from such Bank, and if requested in writing to do so by the Company, then such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b) of this Section 2.06, or remitted by the Company to the Administrative Agent as provided in Section 2.13, as the case may be.

(d) Unless the Administrative Agent shall have received notice from a Bank prior to the time of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.06 and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Company, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.09 and (ii) in the case of such Bank, the higher of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

(e) In the event that the Company has made a Non-Pro Rata Issuance Election and thereafter the Company requests a Loan, such Loan shall, subject to the other terms and provisions hereof, be advanced, first, by those Non-NAIC Approved Banks that do not participate in the issuance, extension or amendment of one or more Syndicated Letters of Credit as the result of such Non-Pro Rata Issuance Election until, after giving effect thereto, the Credit Exposure owing to the Banks are held by the Banks pro rata in accordance with their respective Commitments, and, second, by the Banks (including such Non-NAIC Approved Banks) pro rata in accordance with their respective Commitments, provided that, for the avoidance of doubt, the aggregate outstanding amount of the Credit Exposure of each Bank shall not exceed the Commitment of such Bank notwithstanding the provisions of this Section 2.06(e).

SECTION 2.07. Evidence of Loans. (a) Each Bank shall maintain in accordance with its usual practice records evidencing the indebtedness of the Company to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder, and setting forth the Commitments of such Bank.

(b) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain, at an office located within the United States, a copy of each Assignment and Assumption delivered to it, in accordance with its customary practices, and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive absent clear error, and the Company, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank (as to its own entries) at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purpose of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) The failure of any Bank or the Administrative Agent to maintain such records required by this Section 2.07 or any error therein shall not in any manner affect the obligations of the Company to repay the Loans in accordance with the terms of this Agreement.

(d) Any Bank may request that the Loans of such Bank to the Company be evidenced by a single Note, in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences Loans of the relevant Type, payable by the Company to such Bank for the account of its Applicable Lending Office. In such event, the Company shall prepare, execute and deliver to such Bank a Note payable to such Bank (or, if requested by such Bank, to such Bank and its registered assigns). Thereafter, once recorded in and to the extent consistent with the information contained in the Register, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.06) be represented by one or more Notes in such form payable to the payee named therein (or, to such payee and its registered assigns). For any Loan evidenced by a Note pursuant to this clause (d), any transfer of a Note must be recorded in the Register in order to be effective.

SECTION 2.08. Maturity of Loans. Each Loan shall mature, and the Company hereby unconditionally promises to pay the unpaid principal of each Loan (together with accrued interest thereon and all other amounts then payable under this Agreement) on the Maturity Date.

SECTION 2.09. Interest Rates of Loans. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the Applicable Margin. Such interest shall accrue and be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be paid in full).

(b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable LIBO Rate plus the Applicable Margin. Such interest shall be payable (i) for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof and (ii) in the event of any conversion of any Euro-Dollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Euro-Dollar Loan shall be payable on the effective date of such conversion.

The “LIBO Rate” means, with respect to any Euro-Dollar Loan for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Euro-Dollar Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect Dollars then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Euro-Dollar Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on such day and time on the applicable Bloomberg screen page that displays such rate (or, in the event such rate does not appear on a Bloomberg page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion)), provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

(c) The Administrative Agent shall determine each interest rate applicable to the Loans and other amounts hereunder. The Administrative Agent shall give prompt notice to the Company and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(d) Notwithstanding the rates of interest specified in clauses (a) and (b) above or elsewhere in any Credit Document, effective immediately upon (i) the occurrence of any Event of Default under clauses (a)(i), (g) or (h) of Section 6.01 or (ii) the affirmative vote of the Required Banks during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing, all Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) shall bear interest at a rate that is 2.0% per annum in excess of the interest rate otherwise applicable to such Obligations from time to time, payable on demand or, in the absence of demand, on the date that would otherwise be applicable. The LIBO Rate applicable to any overdue principal of Euro-Dollar Loans bearing interest in accordance with this Section 2.09(d) shall be the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum (as of the date of determination) at which one-day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to the Person serving as the Administrative Agent are offered to such Person in the London interbank market for the applicable period determined as provided above; provided that during any Benchmark Unavailability Period, any overdue principal of Euro-Dollar Loans bearing interest in accordance with this Section 2.09(d) shall bear interest at a rate per annum equal to the sum of 2.0% plus the Base Rate for such day plus the Applicable Margin.

SECTION 2.10. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Bank a commitment fee (“Commitment Fee”), which shall accrue at the Applicable Commitment Fee Rate, on the daily unused amount of the Commitment of such Bank during the period from and including the earlier of (i) the date that is 60 days after the Effective Date and (ii) the Availability Effective Date to but excluding the date that the Commitments terminate. Accrued Commitment Fees shall be payable in arrears on each Quarterly Date, commencing on the first such date to occur after the earlier of (i) the date that is 60 days after the Effective Date and (ii) the Availability Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after such date shall be payable on demand.

(b) Each Obligor agrees to pay to the Administrative Agent for the account of each Bank a letter of credit fee with respect to each Syndicated Letter of Credit issued for its account, which shall accrue at the Applicable Letter of Credit Commission on the average daily aggregate undrawn amount of all outstanding Syndicated Letters of Credit during the period from and including the Availability Effective Date to but excluding the later of the date on which such Bank’s Commitment terminates and the date on which such Bank ceases to have any Syndicated LC Exposure. Letter of Credit fees accrued through and including each Quarterly Date shall be payable in arrears on such Quarterly Date, commencing on the first Quarterly Date to occur after the Availability Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after such date shall be payable on demand.

(c) Each Obligor agrees to pay to the Administrative Agent for the account of each Fronting Issuing Bank a fronting fee with respect to each Fronted Letter of Credit issued by such Fronting Issuing Bank for such Obligor’s account, which shall accrue at a rate per annum agreed in writing between the Company and such Fronting Issuing Bank (and notified to the Administrative Agent) on the average daily aggregate undrawn amount of each such Fronted Letters of Credit during the period from and including the date of issuance thereof to but excluding the later of the expiry date thereof and the date on which there ceases to be any LC Exposure thereunder. Fronting fees accrued through and including each Quarterly Date shall be payable on such Quarterly Date, commencing on the first Quarterly Date to occur after the Availability Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after such date shall be payable on demand.

(d) Each Obligor agrees to pay, on demand, to the Administrative Agent (with respect to Syndicated Letters of Credit issued for its account) and each Fronting Issuing Bank (with respect to Fronted Letters of Credit issued by it for such Obligor’s account), in each case for its own account, all commissions, charges, costs and expenses with respect to the issuance, amendment and extension of each such Letter of Credit and drawings and other transactions relating thereto in amounts reasonably and customarily charged from time to time in like circumstances by the Person that is serving as the Administrative Agent or such Fronting Issuing Bank, as the case may be, or, as may be separately agreed from time to time by the Company and the Administrative Agent or such Fronting Issuing Bank, as the case may be.

(e) The Company agrees to pay all fees owing to the Administrative Agent, the Joint Lead Arrangers and any Bank pursuant to the Fee Letters in accordance with the terms set forth therein.

(f) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, as applicable, to the Banks entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.

SECTION 2.11. Termination, Reduction or Increase of Commitments; Mandatory Prepayments. (a) Unless previously terminated, the Commitments shall automatically terminate on the Commitment Termination Date.

(b) The Company may, upon notice to the Administrative Agent by 10:00 a.m., New York City time, at least three Domestic Business Days prior to such termination or reduction, without premium or penalty, terminate at any time, or proportionately and permanently reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $5,000,000 (or such other amount that represents the aggregate amount of Commitments at such time), the aggregate amount of the Commitments, provided that, after giving effect to such termination or any such reduction, the aggregate outstanding amount of the Credit Exposures of the Banks shall not exceed the aggregate amount of the Commitments of the Banks. Upon receipt of such a notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such reduction (if such notice is a notice of reduction) and such notice shall not thereafter be revocable by the Company; provided that any such notice may be conditioned upon the occurrence of one or more events (including the effectiveness of new credit facilities) and may be revoked by the Company upon the non-occurrence of such event by written notice to the Administrative Agent prior to the date specified for such termination or reduction. Any termination or reduction of the Commitments shall be permanent.

(c) The Company shall have the right, at any time after the Effective Date and from time to time prior to the date that is 30 days prior to the Commitment Termination Date, to increase the aggregate Commitments hereunder by an aggregate amount of up to $500,000,000, by causing one or more Additional Commitment Banks (which may include any existing Bank, provided that no existing Bank shall be obligated to increase its Commitment) to provide a (or, in the case of an existing Bank, to increase its) Commitment (each such increase, a “Commitment Increase”), provided that (i) no Bank shall have any obligation hereunder to become an Additional Commitment Bank and any election to do so shall be in the sole discretion of each Bank, (ii) each Additional Commitment Bank shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Commitment Bank shall provide a Commitment (or, if such Additional Commitment Bank is an existing Bank, pursuant to which its Commitment shall be increased), (iii) unless the Administrative Agent otherwise agrees, such Commitment of any Additional Commitment Bank which is not an existing Bank shall be in an amount of at least $25,000,000 and (iv) unless the Administrative Agent otherwise agrees, each Commitment Increase shall be in an amount of at least $25,000,000. Each such Additional Commitment Bank shall enter into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Commitment Bank shall, as of the effective date of such Commitment Increase (which shall be a Domestic Business Day and, unless the Administrative Agent otherwise agrees, on which no issuance, amendment or extension of any Letter of Credit is scheduled to occur), provide a Commitment (or, if any such Additional Commitment Bank is an existing Bank, increase its Commitment in the amount specified therein) and (if not an existing Bank) become a or Bank hereunder. Notwithstanding the foregoing, no Commitment Increase pursuant to this Section shall be effective unless:

(i) the Company shall have given the Administrative Agent notice of any such increase at least three Domestic Business Days prior to the relevant effective date of such Commitment Increase;

(ii) no Default or Event of Default shall have occurred and be continuing on such effective date; and

(iii) each of the representations and warranties of the Company and the Subsidiary Account Parties contained in this Agreement (other than the representations and warranties set forth in Sections 4.04 and 4.05) shall be true and correct on and as of such effective date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice under clause (i) above shall be deemed to constitute a representation and warranty by the Company as to the matters specified in clauses (ii) and (iii) above. On the effective date of each Commitment Increase, the Company shall simultaneously (i) prepay in full the outstanding Loans (if any) held by the Banks immediately prior to giving effect to the relevant Commitment Increase, (ii) if the Company shall have so requested in accordance with this Agreement, borrow new Loans from all Banks (including, if applicable, any new Banks) such that, after giving effect thereto, the Loans are held ratably by the Banks in accordance with their respective Commitments (after giving effect to such Commitment Increase) and (iii) pay to the Banks the amounts, if any, payable under Section 2.14.

(d) If on any day the aggregate amount of the Credit Exposures of the Banks exceeds the aggregate amount of the Commitments of the Banks, the Company shall promptly prepay Loans (or, if no Loans are outstanding, cash collateralize outstanding Letters of Credit in accordance with Section 2.03(e)), in an amount sufficient to eliminate such excess.

SECTION 2.12. Optional Prepayments. (a) The Company may, upon notice to the Administrative Agent by 10:00 a.m., New York City time, at least one Domestic Business Day (or such shorter time as the Administrative Agent may agree in its sole discretion) prior to the date of prepayment, without premium or penalty, prepay any Base Rate Borrowing made to the Company in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000 (or such other amount that represents the total amount of Base Rate Borrowings outstanding), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

(b) The Company may, upon notice to the Administrative Agent by 10:00 a.m., New York City time, at least three Domestic Business Days prior to the date of prepayment, without premium or penalty (but including any amounts owed pursuant to Section 2.14), prepay any Euro-Dollar Borrowing made to the Company in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000 (or such other amount that represents the total amount of Euro-Dollar Borrowings outstanding), by paying the principal amount to be prepaid together with (x) accrued interest thereon to the date of prepayment and (y) all losses and expenses (if any) relating thereto which are (i) determined pursuant to Section 2.14 and (ii) notified to the Company by the relevant Bank at least one Domestic Business Day prior to the date of such prepayment, provided that the failure of any Bank to so notify the Company of the amount of any such loss or expense shall not relieve the Company of its obligation to pay the same.

(c) Each prepayment pursuant to this Section 2.12 shall be applied to prepay ratably the Loans of the several Banks included in the relevant Borrowing being prepaid. Upon receipt of a notice of prepayment pursuant to this Section 2.12, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Company; provided that any such notice may be conditioned upon the occurrence of one or more events (including the effectiveness of new credit facilities) and may be revoked by the Company upon the non-occurrence of such event by written notice to the Administrative Agent prior to the date specified for such prepayment.

SECTION 2.13. Payments Generally; Pro Rata Treatment. (a) The Obligors shall make or cause to be made each payment required to be made by them hereunder (whether reimbursement of LC Disbursements, principal of or interest on the Loans, fees, amounts under Article VIII or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) not later than 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Domestic Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its Payment Account, except as otherwise expressly provided in the relevant Credit Document, and except that payments pursuant to Section 9.03 and Article VIII shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Domestic Business Day or Euro-Dollar Business Day (as applicable), the date for payment shall be extended to the next succeeding Domestic or Euro-Dollar Business Day (as applicable) and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Credit Document shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of unreimbursed LC Disbursements in respect of Letters of Credit or interest thereon, principal of or interest on the Loans and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder in respect of such Letters of Credit or Loans (as applicable), pro rata among the Banks in accordance with the amounts of interest and fees then due to the Banks, and (ii) second, to pay such unreimbursed LC Disbursements or principal in respect of Loans (as applicable) then due hereunder, pro rata among the Banks in accordance with the amounts of unreimbursed LC Disbursements or principal of Loans then due to the Banks.

(c) Except to the extent otherwise provided herein (including, without limitation, in clause (e) hereof): (i) each reimbursement of LC Disbursements in respect of Letters of Credit and each payment of principal in respect of Loans shall be for account of the Banks (other than Defaulting Banks), pro rata in accordance with the amounts of unreimbursed LC Disbursements or principal of Loans (as the case may be) then due and payable to the Banks (other than Defaulting Banks); (ii) each termination or reduction of the amount of Commitments under Section 2.11 shall be applied to the respective Commitments of the Banks, pro rata in accordance with their respective Applicable Percentages; and (iii) each payment of interest, Commitment Fees and letter of credit fees shall be for account of the Banks (other than Defaulting Banks), pro rata in accordance with the amounts of interest, Commitment Fees and letter of credit fees (as the case may be) then due and payable to the Banks (other than Defaulting Banks).

(d) Unless the Administrative Agent shall have received notice from the Company or relevant Subsidiary Account Party prior to the date on which any payment is due to the Administrative Agent for account of the Banks hereunder that the Company or such Subsidiary Account Party will not make such payment, the Administrative Agent may assume that the Company or such Subsidiary Account Party made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks the amount due. In such event, if the Company or such Subsidiary Account Party has not in fact made such payment, then each of the Banks severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the higher of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules for interbank compensation.

(e) If any Bank shall fail to make any payment required to be made by it pursuant to Section 2.01(e), 2.03(c), 2.06(d), 2.13(d), 2.16(b), 7.07 or shall otherwise be a Defaulting Bank, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Bank for the benefit of the Administrative Agent or the applicable Fronting Issuing Bank to satisfy such Bank’s obligations to it or any such Fronting Issuing Bank under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Bank under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.14. Funding Losses. If the Company makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article VI or VIII or otherwise), or converts any Euro-Dollar Loan, on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.09(d), or if the Company fails to borrow, convert, continue or prepay any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.05(a), 2.05(b) or 2.12(b), as applicable, the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.16. Provisions Relating to NAIC Approved Banks. (a) Each Bank confirms that it is, as of the date of this Agreement, listed on the NAIC Approved Bank List. Each Bank agrees to use commercially reasonable efforts in order to, at all times, (i) be listed on the NAIC Approved Bank List or (ii) maintain in effect a Confirming Bank Agreement with a Bank which is listed on the NAIC Approved Bank List to act as a Confirming Bank for such Bank in respect of its obligations under the Syndicated Letters of Credit (which Bank, prior to entering into such Confirming Bank Agreement, shall be subject to the prior written consent of each of the Company and the Administrative Agent, and such consent, in each case, shall not be unreasonably withheld or delayed). If any Bank shall enter into a Confirming Bank Agreement hereunder at any time, it shall promptly furnish a copy thereof to the Company and the Administrative Agent. If at any time any Bank shall cease to be a NAIC Approved Bank, such Bank shall promptly notify the Company and the Administrative Agent and forthwith comply with its obligations under this Section 2.16.

(b) If at any time any Bank shall not be listed on the NAIC Approved Bank List and shall not have in effect a Confirming Bank Agreement with a Bank which is so listed (provided such Bank is not a Defaulting Bank at such time), such Bank shall be obligated to promptly notify the Company and the Administrative Agent and provide cash collateral for its LC Exposure on the following terms:

(i) With respect to any then existing Fronted LC Exposure of such Bank, at the option of the applicable Fronting Issuing Bank or the relevant Obligor, such Bank shall forthwith deliver to the Administrative Agent or the applicable Fronting Issuing Bank an amount in cash equal to 100% of the maximum amount of such Non-NAIC Approved Bank’s Fronted LC Exposure (such amount provided in respect of such Fronted LC Exposure being herein called “Fronted LC Cash Collateral”). Upon receipt of any Fronted LC Cash Collateral (including any additional cash collateral provided under clause (iii) below that constitutes Fronted LC Cash Collateral), the Administrative Agent or the applicable Fronting Issuing Bank will establish one or more cash collateral accounts (which, in each case, may be a “securities account” (as defined in Section 8-501 of the NY UCC)) in the name and under the sole dominion and control of the Administrative Agent or the applicable Fronting Issuing Bank (and, in the case of a securities account, in respect of which the Administrative Agent or the applicable Fronting Issuing Bank is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC)) (each such cash collateral account, a “Fronted LC Collateral Account”) and deposit therein the relevant portion of such Fronted LC Cash Collateral (including the relevant portion of any additional cash collateral provided by such Bank in respect of its additional Fronted LC Exposure pursuant to clause (iii) below) as collateral solely for the benefit of the applicable Fronting Issuing Bank to secure such Bank’s obligations in respect of the Fronted LC Exposure with respect to Fronted Letters of Credit issued by such Fronting Issuing Bank and such Bank hereby pledges and grants to the Administrative Agent or the applicable Fronting Issuing Bank, for the benefit of the applicable Fronting Issuing Bank, a security interest in all of its right, title and interest in and to each Fronted LC Collateral Account and the balances from time to time therein (including the investments and reinvestments therein provided for below). The balances from time to time in a Fronted LC Collateral Account shall not constitute payment of any such obligations until applied by the Administrative Agent or the applicable Fronting Issuing Bank as provided herein.

(ii) With respect to any then existing Syndicated LC Exposure of such Bank, such Bank and/or the relevant Obligor may request that another Bank act as a Confirming Bank for (and to enter into a Confirming Bank Agreement with) such Bank with respect to such Bank’s then existing Syndicated LC Exposure (and such additional Syndicated LC Exposure of such Bank, to the extent provided in clause (iii) below); provided that (A) no Bank shall be obligated to so act as a Confirming Bank and (B) any agreement of such Bank to so act as a Confirming Bank shall be on such terms and conditions and subject to payment of such fees as shall be agreed among such Confirming Bank, the Bank that is no longer a NAIC Approved Bank, the Administrative Agent and the relevant Obligor (including, to the extent required by the Confirming Bank or the relevant Obligor, the requirement that such Bank shall forthwith deliver to the Administrative Agent an amount in cash equal to the maximum amount of such Syndicated LC Exposure (such amount provided in respect of such Syndicated LC Exposure being herein called the “Syndicated LC Cash Collateral”)). Upon receipt of any Syndicated LC Cash Collateral (including any additional cash collateral provided under clause (iii) below that constitutes Syndicated LC Cash Collateral) by the Administrative Agent from such Bank, the Administrative Agent will establish a cash collateral account (of the type described in clause (i) above) (the “Syndicated LC Collateral Account” and, together with each Fronted LC Collateral Account, each a “LC Collateral Account”) and deposit therein such Syndicated LC Cash Collateral (including any additional cash collateral provided by such Bank in respect of its additional Syndicated LC Exposure pursuant to clause (iii) below) as collateral solely for the benefit of the Confirming Bank to secure such Bank’s obligations to the Confirming Bank under such Confirming Bank Agreement in respect of such Bank’s Syndicated LC Exposure and such Bank hereby pledges and grants to the Administrative Agent, for the benefit of the Confirming Bank, a security interest in all of its right, title and interest in and to the Syndicated LC Collateral Account and the balances from time to time therein (including the investments and reinvestments therein provided for below). The balances from time to time in the Syndicated LC Collateral Account shall not constitute payment of any such obligations until applied by the Administrative Agent as provided herein.

(iii) If at any time thereafter the Obligor shall request additional Letters of Credit and at such time such Bank shall not be a NAIC Approved Bank (provided such Bank is not a Defaulting Bank), upon the request of any applicable Fronting Issuing Bank, applicable Confirming Bank or the relevant Obligor, as applicable, such Bank shall provide additional cash collateral in respect of its Applicable Percentage of the maximum amount of the LC Exposure under such Letter of Credit in accordance with clause (i) or (ii) above, as applicable (provided that, with respect to any Fronted LC Exposure, such collateral shall be provided only at the option of the applicable Fronting Issuing Bank and with respect to any Syndicated LC Exposure, such collateral shall be provided only at the option of the applicable Confirming Bank) and, upon receipt of such collateral, the Fronting Issuing Bank, Administrative Agent or such other party shall deposit, hold and apply such collateral as Fronted LC Cash Collateral or Syndicated LC Cash Collateral, as applicable, in accordance with this subsection (b).

(iv) Anything in this Agreement to the contrary notwithstanding, funds held in any LC Collateral Account established under this subsection (b) shall be subject to withdrawal only as provided herein. Amounts on deposit in each LC Collateral Account shall be invested and reinvested by the Administrative Agent in such short-term investments as the Administrative Agent shall determine in its sole discretion or, in the case of any Fronted LC Collateral Account, as the applicable Fronting Issuing Bank for whose benefits the funds therein have been pledged may direct the Administrative Agent or, in the case of the Syndicated LC Collateral Account, as the applicable Confirming Bank(s) may direct the Administrative Agent. All such investments and reinvestments shall be held in the name and be under the sole dominion and control of the Administrative Agent and shall be credited to the relevant LC Collateral Account for the benefit of the Person for which such funds are being held. At any time, and from time to time, the Administrative Agent shall, if instructed by (in the case of any Fronted LC Collateral Account) the applicable Fronting Issuing Bank in its sole discretion or (in the case of the Syndicated LC Collateral Account) the applicable Confirming Bank (or the relevant Obligor if such Non-NAIC Approved Bank does not have in effect a Confirming Bank Agreement) in its sole discretion, as the case may be, liquidate any such investments and reinvestments and credit the proceeds thereof to such LC Collateral Account and apply or cause to be applied the balances therein to the payment of such Bank’s obligations then due and payable which are secured by such balances.

(v) If at any time the Letters of Credit in respect of any LC Exposure for which cash collateral has been provided by such Non-NAIC Approved Bank under this subsection (b) shall no longer exist, the Administrative Agent shall, at the request of such Non-NAIC Approved Bank, deliver to such Non-NAIC Approved Bank (with the concurrence of the applicable Fronting Issuing Bank, applicable Confirming Bank or the relevant Obligor, as applicable), against receipt but without any recourse, warranty or representation whatsoever, the remaining balance in the relevant LC Collateral Account.

(vi) If at any time such Bank shall have become a NAIC Approved Bank, subject, in the case of any Syndicated LC Exposure of such Bank, to (x) the termination of the Confirming Bank Agreement entered into between the applicable Confirming Bank and such Bank releasing the Confirming Bank’s obligation thereunder to act as a Confirming Bank for such Bank and (y) with the consent of the beneficiary under each Syndicated Letter of Credit to the extent required by the terms thereof or under applicable law (including, if applicable, the Uniform Customs and Practices for Documentary Credits governing such Syndicated Letter of Credit), the amendment of each such Syndicated Letter of Credit by the Administrative Agent to reinstate such Bank’s liability thereunder (and terminate the applicable Confirming Bank’s liability thereunder in its capacity as such Confirming Bank), the Administrative Agent shall, at the request of such Bank, deliver to such Bank (with the concurrence of the applicable Fronting Issuing Bank (with respect to any Fronted LC Exposure), the applicable Confirming Bank (with respect to any Syndicated LC Exposure)) or the relevant Obligor (with respect to any Syndicated LC Exposure for which the Non-NAIC Approved Bank does not have in effect a Confirming Bank Agreement), against receipt but without any recourse, warranty or representation whatsoever, the remaining balance in the relevant LC Collateral Account.

(c) Notwithstanding anything herein to the contrary, so long as any Bank shall be a Non-NAIC Approved Bank, the Company may, upon notice to such Bank and the Administrative Agent, require such Bank, at the expense of such Bank, to assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.06), all its interests, rights and obligations under this Agreement and the Letters of Credit issued, or participated in, by such Bank to any Person that shall be on the NAIC Approved Bank List and such Person shall assume such obligations (which Assignee may be another Bank, if it, in its sole discretion, accepts such assignment) with (and subject to) the consent of the Administrative Agent (which consent shall not unreasonably be withheld); provided that such Non-NAIC Approved Bank shall have received payment of an amount equal to the outstanding amount of its LC Disbursements (including participations therein), principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding LC Disbursements, Loans and accrued interest and fees) or the Obligors (in the case of all other amounts) (provided that the Company or Subsidiary Account Party may deduct, or cause such assignee to deduct, from amounts payable by them or it, as applicable, to such Bank hereunder all fees, costs and expenses reasonably incurred by the Company or such Subsidiary Account Party in effecting such assignment).

(d) The relevant Obligor may, subject to the terms and conditions set forth in this clause (d), request that all Syndicated Letters of Credit that are requested to be issued or that are outstanding during the period that such Non-NAIC Approved Bank (i) does not have a Confirming Bank and (ii) continues to be a Bank hereunder be issued, extended or amended, as applicable, by the Banks on an adjusted pro rata basis that excludes the Commitment of such Non-NAIC Approved Bank, provided that, if the relevant Obligor elects to request that any Syndicated Letter of Credit be issued, extended or amended on an adjusted pro rata basis, (i) such issuance, extension or adjustment shall be made only to the extent that it would not cause the Credit Exposure owing to any Bank to exceed such Bank’s Commitment and (ii) thereafter, if the Company elects to request a Loan, such Loan shall be advanced as provided in Section 2.06(e).

(e) To the extent that any Bank is acting as a Confirming Bank on behalf of a Non-NAIC Approved Bank for any period in accordance with this Section 2.16, the rate at which such Non-NAIC Approved Bank’s letter of credit fee accrues pursuant to Section 2.10(b) during such period shall be reduced by an amount to be agreed between such Non-NAIC Approved Bank and the applicable Confirming Bank, and the applicable Confirming Bank shall be entitled to receive the amount by which such fee was reduced from the relevant Obligor as a letter of credit fee for its own account.

SECTION 2.17. Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a) Commitment Fees shall cease to accrue on the Commitment of such Defaulting Bank pursuant to Section 2.10(a);

(b) the Commitment and Credit Exposure of such Defaulting Bank shall not be included in determining whether the Required Banks have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.05); provided that this clause (b) shall not apply to the vote of a Defaulting Bank in the case of an amendment, waiver or other modification requiring the consent of such Bank or each Bank affected thereby;

(c) with respect to any Fronted LC Exposure (if any):

(i) all or any part of the Fronted LC Exposure of such Defaulting Bank (other than such Fronted LC Exposure that is cash collateralized pursuant to Section 2.16(b)) shall be reallocated among the Non-Defaulting Banks in accordance with their respective Applicable Percentages but only to the extent (x) no Event of Default shall have occurred and be continuing, (y) the sum of all Non-Defaulting Banks’ Credit Exposures plus such Defaulting Bank’s LC Exposure does not exceed the total of all Non-Defaulting Banks’ Commitments and (z) such reallocation does not, as to any Non-Defaulting Bank, cause such Non-Defaulting Bank’s Credit Exposure to exceed its Commitment (and, if such reallocation can only partially be effected, such reallocation shall be made ratably among the then outstanding Fronted Letters of Credit, unless otherwise agreed by the Fronting Issuing Banks and the Administrative Agent);

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Obligors shall within one Domestic Business Day following notice by the Administrative Agent, if the Defaulting Bank has not, at the request of the Company pursuant to Section 2.17(e), assigned its interests, rights and obligations hereunder to another Person that is not a Defaulting Bank, (a) cash collateralize for the benefit of the applicable Fronting Issuing Bank only the Obligors’ obligations in respect thereof corresponding to such Defaulting Bank’s Fronted LC Exposure thereunder (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(e) for so long as such Fronted LC Exposure is outstanding or (b) to the extent permitted under the terms of the relevant Fronted Letter of Credit, cause one or more of the outstanding Fronted Letters of Credit issued hereunder to be cancelled, reduced or cancelled and reissued in accordance with Section 2.01 in a reduced face amount, so that such Non-NAIC Approved Bank’s Fronted LC Exposure is eliminated (after giving effect to any partial reallocation pursuant to clause (i) above);

(iii) if the Obligors cash collateralize any portion of such Defaulting Bank’s Fronted LC Exposure pursuant to clause (ii) above, the Obligors shall not be required to pay any letter of credit fees to such Defaulting Bank pursuant to Section 2.10(b) with respect to such Defaulting Bank’s Fronted LC Exposure during the period and to the extent that such Defaulting Bank’s Fronted LC Exposure is cash collateralized;

(iv) if the Fronted LC Exposure of the Non-Defaulting Banks is reallocated pursuant to clause (i) above, then the letter of credit fees payable to the Banks pursuant to Section 2.10(b) shall be adjusted in accordance with such Non-Defaulting Banks’ Applicable Percentages;

(v) if all or any portion of such Defaulting Bank’s Fronted LC Exposure is not reallocated, cash collateralized or assigned pursuant to clauses (i) or (ii) above, then, without prejudice to any rights or remedies of any applicable Fronting Issuing Bank or any other Bank hereunder, all Commitment Fees that otherwise would have been payable to such Defaulting Bank (solely with respect to the portion of such Defaulting Bank’s Commitment that was utilized by such Fronted LC Exposure) and letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Bank’s Fronted LC Exposure shall be payable to the applicable Fronting Issuing Banks until and to the extent that such Fronted LC Exposure is reallocated, cash collateralized or assigned in accordance with clauses (i) or (ii) above;

(vi) so long as such Bank is a Defaulting Bank, no Fronting Issuing Bank shall be required to issue, amend or increase any Fronted Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Bank’s then outstanding Fronted LC Exposure will be 100% covered by the Commitments of the Non-Defaulting Banks and/or cash collateral will be provided by the Obligors in accordance with Section 2.17(c), and participating interests in any newly issued or increased Fronted Letter of Credit shall be allocated among Non-Defaulting Banks in a manner consistent with Section 2.17(c)(i) (and such Defaulting Bank shall not participate therein); and

(vii) if (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Bank shall occur following the date hereof and for so long as such event shall continue or (ii) any Fronting Issuing Bank has a good faith belief that any Bank has defaulted in fulfilling its obligations under one or more other agreements in which such Bank commits to extend credit, such Fronting Issuing Bank shall not be required to issue, amend or increase any Fronted Letter of Credit, unless such Fronting Issuing Bank shall have entered into arrangements with the Company or such Bank, satisfactory to such Fronting Issuing Bank, to defease any risk to it in respect of such Bank hereunder;

(d) with respect to any Syndicated LC Exposure (if any):

(i) letter of credit fees shall cease to accrue on such Defaulting Bank’s Syndicated LC Exposure pursuant to Section 2.10(b), except to the extent (A) such Defaulting Bank’s Syndicated LC Exposure is the subject of a Confirming Bank Agreement (in which case, such Letter of Credit fees shall be for the account of the applicable Confirming Bank) or (B) as set forth in clause (iii) below;

(ii) with respect to any Syndicated Letter of Credit outstanding at the time such Bank becomes a Defaulting Bank, with the consent of the beneficiary thereunder to the extent required by the terms thereof or under applicable law (including, if applicable, the Uniform Customs and Practices for Documentary Credits governing such Syndicated Letter of Credit), (x) all or any part of the Syndicated LC Exposure of such Defaulting Bank (other than any such Syndicated LC Exposure for which a Confirming Bank is then acting as a

Confirming Bank for such Defaulting Bank pursuant to Section 2.16(b)) shall be reallocated among the Non-Defaulting Banks in accordance with their respective Applicable Percentages but only to the extent (I) no Event of Default shall have occurred and be continuing, (II) the sum of all Non-Defaulting Banks’ Credit Exposures plus such Defaulting Bank’s LC Exposure does not exceed the total of all Non-Defaulting Banks’ Commitments and (III) such reallocation does not, as to any Non-Defaulting Bank, cause such Non-Defaulting Bank’s Credit Exposure to exceed its Commitment and (y) each such Syndicated Letter of Credit (other than any Syndicated Letter of Credit in respect of which a Confirming Bank is then acting as a Confirming Bank for such Bank pursuant to Section 2.16(b)) shall be amended by the Administrative Agent to specify the Banks that are parties to such Syndicated Letter of Credit (excluding, for avoidance of doubt, such Defaulting Bank), after giving effect to such event, and such Banks’ respective Applicable Percentages as of the effective date of such amendment;

(iii) if the Syndicated LC Exposure of the Non-Defaulting Banks is reallocated with respect to any Syndicated Letter of Credit pursuant to clause (ii) above, then the letter of credit fees payable to the Banks with respect to such Syndicated Letter of Credit pursuant to Section 2.10(b) shall be adjusted in accordance with such Non-Defaulting Banks’ Applicable Percentages; and

(iv) the Syndicated LC Exposures of the Banks in respect of any newly issued Syndicated Letter of Credit shall be allocated among Non-Defaulting Banks in a manner consistent with clause (ii) above (and such Defaulting Bank shall have no obligation under each such Syndicated Letter of Credit to the extent such Syndicated LC Exposures in respect thereof are so reallocated);

(e) the Administrative Agent may, in its discretion, apply or hold payments for the account of such Defaulting Bank as set forth in Section 2.13(e) and until such time as the readjustments with respect to such Defaulting Bank are effected pursuant to subsection (f) of this Section 2.17, the Company may, upon notice to such Defaulting Bank and the Administrative Agent, require such Defaulting Bank, at the expense of such Defaulting Bank, to assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.06), all its interests, rights and obligations under this Agreement and the Letters of Credit issued, or participated in, by such Defaulting Bank to any Person that shall assume such obligations (which assignee may be another Bank, if it accepts such assignment) with (and subject to) the consent of the Administrative Agent (which consent shall not unreasonably be withheld); provided that (i) such Defaulting Bank shall have received payment of an amount equal to the outstanding amount of its LC Disbursements (including participations therein), principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding LC Disbursements, Loans and accrued interest and fees) or the Company (in the case of all other amounts) (provided that the Company may deduct, or cause such assignee to deduct, from amounts payable by them or it, as applicable, to such Bank hereunder all fees, costs and expenses reasonably incurred by the Company in effecting such assignment) and (ii) concurrently with such assignment, to the extent any LC Exposure of such Defaulting Bank theretofore shall have been reallocated pursuant to this Section 2.17, the Credit Exposures of the Banks (including, after giving effect to such assignment, such assignee) shall be readjusted (and payments made by the relevant parties) in a manner consistent with subsection (f) of this Section 2.17, such that, after giving effect thereto, the Banks (including such assignee, but not such Defaulting Bank) shall hold the Credit Exposures then outstanding in accordance with their respective Applicable Percentages; and

(f) in the event that the Administrative Agent, the Company and (to the extent there shall be Fronted Letters of Credit then outstanding) each Fronting Issuing Bank each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then such Bank shall cease to be a Defaulting Bank and the Credit Exposures of the Banks shall be readjusted as follows:

(i) with respect to any Fronted LC Exposure then outstanding, such Fronted LC Exposure shall be readjusted to reflect the inclusion of such Bank’s Commitment and such Bank shall purchase at par such of the unreimbursed LC Disbursements then outstanding (if any) of the other Banks in respect of such Fronted LC Exposure as the Administrative Agent shall determine may be necessary in order for such Bank to hold such LC Disbursements in accordance with its Applicable Percentage;

(ii) with respect to any Syndicated LC Exposure then outstanding, (x) with the consent of the beneficiary under each outstanding Syndicated Letter of Credit to the extent required by the terms thereof or under applicable law (including, if applicable, the Uniform Customs and Practices for Documentary Credits governing such Syndicated Letter of Credit) and to the extent such Syndicated Letter of Credit was theretofore amended or issued pursuant to subsection (d)(ii) or (d)(iv), as applicable, of this Section 2.17 to reflect the exclusion of such Bank’s Commitment, (I) each such Syndicated Letter of Credit shall be amended by the Administrative Agent to specify the Banks (including such Bank) that are then parties to such Syndicated Letter of Credit and such Banks’ respective Applicable Percentages, in each case reflecting the inclusion of such Bank’s Commitment, as of the effective date of such amendment and (II) if such Syndicated Letter of Credit was not theretofore amended pursuant to subsection (d)(ii) of this Section 2.17 to reflect the exclusion of such Bank’s Commitment thereunder, but instead the face amount of such Syndicated Letter of Credit was increased or a new Letter of Credit was issued hereunder in favor of the beneficiary of such Syndicated Letter of Credit in order to provide such beneficiary with an aggregate undrawn face amount of Letters of Credit from the Non-Defaulting Banks (including, if applicable, the applicable Fronting Issuing Banks) in the amount required by such beneficiary, the amount of such Syndicated Letter of Credit or new Letter of Credit shall be amended by the Administrative Agent to decrease the amount thereof, or the Obligors shall arrange for such new Letter of Credit to be surrendered by such beneficiary to the Administrative Agent or the applicable Fronting Issuing Bank, in order to reflect the inclusion of such Bank’s Commitment pursuant to the amendment to such Syndicated Letter of Credit under sub-clause (I) above (provided that, notwithstanding anything herein to the contrary, the Obligors shall not be required to pay any letter of credit fees to such Bank pursuant to Section 2.10(b) until such amendments with respect to such Letters of Credit shall have become effective); (y) (subject to clause (x) being satisfied with respect to a Syndicated Letter of Credit) the Syndicated LC Exposure of the Banks with respect to such Syndicated Letter of Credit shall be readjusted to reflect the inclusion of such Bank’s Commitment; and (z) (subject to clause (x) being satisfied with respect to a Syndicated Letter of Credit) such Bank shall purchase at par such of the unreimbursed LC Disbursements then outstanding (if any) of the other Banks with respect to such Syndicated Letter of Credit as the Administrative Agent shall determine may be necessary in order for such Bank to hold such LC Disbursements in accordance with its Applicable Percentage; and

(iii) with respect to any Loans then outstanding, such Bank shall purchase at par such of the Loans of the other Banks as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Applicable Percentage.

Subject to Section 9.16, no readjustment under this Section 2.17(f) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a Non-Defaulting Bank as a result of such Non-Defaulting Bank’s increased exposure following such reallocation.

SECTION 2.18. Extension of Maturity Date. (a) The Company may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Banks) not less than 30 days, or more than 90 days, prior to the then existing Maturity Date (the “Existing Maturity Date”), request that the Banks extend the Maturity Date for an additional period of one year with respect to all or part of their respective Commitments in accordance with this Section 2.18; provided that in no case shall the Maturity Date, as so extended, be later than February 22, 2026. Each Maturity Date Extension Request shall (i) specify the date to which the Maturity Date is sought to be extended, (ii) specify the changes, if any, to the Applicable Commitment Fee Rate, Applicable Letter of Credit Commission and Applicable Margin to be applied in determining the interest payable on Loans of, and fees payable hereunder to, Consenting Banks in respect of that portion of their Commitments (and related Loans) extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date), and (iii) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request, provided that no such changes or modifications requiring approvals pursuant to Section 9.05 other than that of the Required Banks shall become effective unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Company, each Bank shall have the right to agree to or decline the extension of the Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Bank agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Bank” and each Bank not agreeing thereto being referred to herein as a “Declining Bank”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment of such Bank with respect to which such Bank agrees to the extension of the Maturity Date, delivered to the Company (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Company and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Company (it being understood that any Bank that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Bank). If a Bank elects to extend only a portion of its then existing Commitment, it will be deemed for purposes hereof to be a Consenting Bank in respect of such extended portion and a Declining Bank in respect of the remaining portion of its Commitment. If Banks constituting the Required Banks shall have agreed to such Maturity Date Extension Request in respect of Commitments constituting a majority of the aggregate Commitments, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Maturity Date shall, as to the Consenting Banks, be extended to such date as shall be specified therein, (ii) the terms and conditions of the Commitments and Loans of the Consenting Banks (including interest and fees (including Letter of Credit fees) payable in respect thereof), shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals other than those of the Required Banks having been obtained) become effective.

(b) Notwithstanding the foregoing, the Company shall have the right, in accordance with the provisions of Sections 8.07 and 9.06, at any time prior to the Existing Maturity Date, to replace a Declining Bank (for the avoidance of doubt, only in respect of that portion of such Bank’s Commitment that it has not agreed to extend) with a Bank or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Bank shall for all purposes constitute a Consenting Bank in respect of the Commitment assigned to and assumed by it on and after the effective time of such replacement.

(c) If a Maturity Date Extension Request has become effective hereunder, on the Existing Maturity Date:

(i) the Company shall (A) make such prepayments of Loans or (B) terminate or provide cash collateral for such Letters of Credit in accordance with Section 2.03(e), in each case as shall be required in order that, upon giving effect to the termination and permanent reductions of the Commitments of Declining Banks and Consenting Banks, as applicable, pursuant to clause (ii) below, and all payments to such Declining Banks and Consenting Banks, as applicable, the aggregate Credit Exposures do not exceed the aggregate Commitments; and

(ii) the Commitment of each Declining Bank shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Company shall repay all the Loans of such Declining Bank, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Bank hereunder (accordingly, the Commitment of any Consenting Bank shall, to the extent such Commitment exceeds the amount set forth in the notice delivered by such Bank pursuant to paragraph (a) of this Section, be permanently reduced by the amount of such excess, and the Company shall prepay the proportionate part of the Loans of such Consenting Bank, in each case together with accrued and unpaid interest thereon to but excluding the Existing Maturity Date and all fees and other amounts payable in respect thereof on or prior to the Existing Maturity Date).

(d) Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in Section 3.01 shall be satisfied (with all references in such Section to the making of a Loan being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer.

(e) Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of the Maturity Date in accordance with the express terms of this Section 2.18, or any amendment or modification of the terms and conditions of the Commitments and Loans and Letters of Credit of the Consenting Banks effected pursuant thereto, shall be deemed to (i) violate Section 2.13(b), clause (ii) of Section 2.13(c), Section 9.04 or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Banks or all affected Banks under Section 9.05.

(f) Notwithstanding the foregoing, in the case of any Bank then serving (or whose designated Affiliate is then serving) as a Fronting Issuing Bank, (i) the Fronted LC Commitment of such Bank (or such designated Affiliate) shall not be extended in connection with an extension of such Bank’s Commitment unless so specified by such Bank (or such designated Affiliate), in its capacity as Fronting Issuing Bank, in a written notice to the Company and (ii) no Fronting Issuing Bank that is a Declining Bank shall be required to issue, amend or extend a Fronted Letter of Credit such that such Fronted Letter of Credit expires later than five Domestic Business Days prior to the Existing Maturity Date.

(g) The Company and the Administrative Agent may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has been approved by the Required Banks and become effective in accordance with the provisions of this Section 2.18.

ARTICLE III

CONDITIONS

SECTION 3.01. Each Credit Extension. The obligation of each Bank to make any Loan or issue, amend, or extend any Letter of Credit is subject to the satisfaction (or waiver in accordance with Section 9.05) of the following conditions:

(a) the Availability Effective Date shall have occurred;

(b) in the case of a Letter of Credit, receipt by the Administrative Agent of a notice of issuance, amendment or extension, as the case may be, with respect to such Letter of Credit, as required by Section 2.01(b), or, in the case of a Borrowing, receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.05(a);

(c) immediately before and after issuance, amendment or extension of such Letter of Credit or such Loan no Default or Event of Default shall have occurred and be continuing; and

(d) the representations and warranties (other than the representations and warranties in Sections 4.04 and Section 4.05) of the applicable Obligors contained in this Agreement shall be true and correct in all material respects on and as of the date of such issuance, amendment or extension of such Letter of Credit or such Loan (except that such representations and warranties which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

The making of any Loan and each issuance, amendment or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Company on the date of such issuance, amendment or extension or Loan, as the case may be, as to the satisfaction of the conditions specified in clauses (a), (c) and (d) of this Section 3.01.

SECTION 3.02. Effectiveness. This Agreement shall become effective on the first date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

(a) receipt by the Administrative Agent of counterparts of this Agreement signed by each of the Persons listed on the signature pages hereto (or, in the case of any Bank as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of electronic mail or other written confirmation from such Bank of execution and delivery of a counterpart hereof by such Bank);

(b) receipt by the Administrative Agent of an opinion of external counsel to the Company addressed to it and the Banks and dated the Effective Date, covering such customary matters relating to the Obligors, this Agreement or the transactions contemplated hereby as the Administrative Agent shall reasonably request (and the Company hereby requests such counsel to deliver such opinions);

(c) receipt by the Administrative Agent of a certificate, dated the Effective Date and signed by a Financial Officer of the Company, certifying: (i) (x) that the representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of such date (except that such representations and warranties which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (y) no Default or Event of Default shall have occurred and be continuing and (ii) as to clause (g) of this Section 3.02;

(d) receipt by the Administrative Agent of such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the transactions contemplated hereby and any other legal matters relating to each of the Obligors, this Agreement or the transaction contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent, including a certified copy of the resolutions (or equivalent approvals) of the Board of Directors (or equivalent governing body) of each Obligor, in form and substance reasonably satisfactory to the Administrative Agent, authorizing the execution, delivery and performance of this Agreement and other Credit Documents;

(e) receipt by the Administrative Agent (for the benefit of it and any applicable Bank), at least two Domestic Business Days prior to the Effective Date, of (i) all documentation and other information required by bank regulatory authorities under “know your customer” rules and regulations and Anti-Money Laundering Laws, including the PATRIOT Act and the Beneficial Ownership Regulation, and (ii) to the extent the Company or any Subsidiary Account Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Company and each such Subsidiary Account Party, in the case of each of clauses (i) and (ii), that has been reasonably requested by the Administrative Agent (on behalf of itself or any Bank) in writing no later than seven Domestic Business Days prior to the Effective Date;

(f) receipt by the Administrative Agent of evidence as of the Effective Date as to payment of all fees required to be paid, and all expenses required to be paid or reimbursed for which invoices have been presented (including, without limitation, fees and disbursements of counsel to Citi required to be paid as of the Effective Date and invoiced at least three Domestic Business Days prior to the Effective Date) in connection with this Agreement, on or before the Effective Date;

(g) except as disclosed in the Registration Statement dated February 16, 2021 or as otherwise disclosed in writing to the Joint Lead Arrangers and the Administrative Agent and shared with the Banks prior to the Effective Date, there shall not have occurred a material adverse change since December 31, 2019 in the financial condition of the Company and its Consolidated Subsidiaries, taken as a whole; and

(h) receipt by the Administrative Agent of counterparts of a Note signed by the Company in favor of each Bank that has requested a Note at least two Domestic Business Days prior to the Effective Date.

The Administrative Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.03. Availability Effective Date. This facility shall become available on the first date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

(a) the conditions precedent set forth in Section 3.02 shall have been satisfied (or waived in accordance with Section 9.05) and the Effective Date shall have occurred;

(b) the Equity Transaction Effective Date shall have occurred, substantially on terms described to the Banks prior to the Effective Date without any changes thereto that are materially adverse to the Banks without the consent of the Required Joint Lead Arrangers;

(c) receipt by the Administrative Agent of a certificate, dated the Availability Effective Date and signed by a Financial Officer of the Company, (i) certifying that the representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of such date (except that such representations and warranties which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) setting forth a calculation of (and demonstrating compliance with) (x) Adjusted Consolidated Net Worth of no less than $4,836,580,000 and (y) the ratio of (A) Consolidated Total Indebtedness to (B) Consolidated Total Capitalization of no greater than 0.35 to 1.00, in each case of clauses (x) and (y), calculated as of the last day of the most recently ended fiscal quarter for which financial statements of the Company are available, after giving pro forma effect to the Transactions that will occur on or prior to the Availability Effective Date as if such Transactions occurred on such date;

(d) receipt by the Administrative Agent and the Joint Lead Arrangers of the audited financial statements of the Company for the fiscal year ended December 31, 2020 and the related report by KPMG LLP, which shall not have been determined by the Joint Lead Arrangers, as notified in writing by the Required Joint Lead Arrangers to the Company no later than seven (7) Domestic Business days of receipt, as being materially adverse to the Banks without the consent of the Required Joint Lead Arrangers (it being understood that to the extent materially consistent with the draft audited financial statements of the Company for the fiscal year ended December 31, 2020 delivered to the Administrative Agent and the Joint Lead Arrangers on February 18, 2021, such audited financial statements shall be deemed not to be materially adverse to the Banks); and

(e) the Index Debt shall have, as of the Availability Effective Date, ratings of at least (x) BBB- from S&P and (y) Baa3 from Moody’s.

The Administrative Agent shall promptly notify the Company and the Banks of the Availability Effective Date, and such notice shall be conclusive and binding on all parties hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants on the Effective Date, the Availability Effective Date and each other date as and to the extent required by the Credit Documents, that:

SECTION 4.01. Corporate Existence and Power. The Company (a) is a corporation duly incorporated and validly existing under the laws of the State of Delaware, (b) has (i) all corporate power and authority and (ii) all material governmental licenses, authorizations, consents and approvals required, in each case, to own or lease its assets and carry on its business as now conducted and (c) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in the foregoing clauses (b)(ii) and (c) to the extent that such failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by each Obligor of this Agreement and the other Credit Documents to which it is a party are within such Obligor’s corporate, limited liability or partnership powers, have been duly authorized by all necessary corporate, limited liability company or partnership action, require no action by or in respect of, or filing with, any governmental body, agency or official (except such as have been completed or made and are in full force and effect) and do not contravene, or constitute a default under, any provision of (x) applicable law or regulation, (y) the articles of incorporation or by-laws or other constituent documents of such Obligor or (z) any material agreement, judgment, injunction, order, decree or other instrument binding upon any Obligor or any Material Subsidiary or result in the creation or imposition of any Lien on any asset of any Obligor or any Material Subsidiary, except in each case referred to in the foregoing clauses (x) and (z) to the extent such contravention or default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.03. Binding Effect. This Agreement and the other Credit Documents to which it is a party constitute the legal, valid and binding obligations of each of the Obligors, in each case enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

SECTION 4.04. Financial Information; No Material Adverse Change. (a) The consolidated balance sheets of the Company and its Consolidated Subsidiaries, and the related consolidated statements of income, comprehensive income, equity and cash flows for the fiscal year included in the Registration Statement, reported on by KPMG LLP and set forth in the Registration Statement, a copy of which has been delivered to the Administrative Agent on behalf of each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of the last day of such fiscal year and their consolidated results of operations and changes in financial position for the period covered by such financial statements.

(b) The unaudited consolidated balance sheets of the Company and its Consolidated Subsidiaries as of September 30, 2020 and the related unaudited consolidated statements of income and equity for the nine-month period then ended, a copy of which has been delivered to the Administrative Agent on behalf of each of the Banks, fairly present, in conformity, subject only to year-end adjustments and the absence of footnotes, with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations for such period; provided that the representation and warranty set forth in this clause (b) shall only be made on the Effective Date.

(c) A copy of a duly completed and signed annual Statutory Statement or other similar report of or for each Insurance Subsidiary that is a Material Subsidiary or Subsidiary Account Party in the form filed with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Subsidiary is domiciled for either (i) in the case of the representations and warranties made on the Effective Date, the year ended December 31, 2019 or (ii) otherwise, the year ended December 31, 2020, has been delivered to the Administrative Agent on behalf of each of the Banks and fairly presents, in accordance with SAP, the information contained therein.

(d) Except as disclosed in the Registration Statement or as otherwise disclosed in writing to the Joint Lead Arrangers and the Administrative Agent and shared with the Banks prior to the Effective Date, since the last day of the fiscal year referenced in clause (a) of this Section 4.04, there has been no material adverse change in the business, financial condition or operations of the Company and its Consolidated Subsidiaries, considered as a whole.

SECTION 4.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Company threatened, against any of the Obligors or any of the Company’s Material Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) which has or would be reasonably expected to have a Material Adverse Effect or (b) which in any manner draws into question the validity or enforceability of this Agreement or any other Credit Document. The Company has reasonably concluded that its, its Material Subsidiaries’ and the Subsidiary Account Parties’ compliance with Environmental Laws is unlikely to result in a Material Adverse Effect.

SECTION 4.06. Compliance with ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code (other than a bond or other security required in connection with the creation and adoption of a pension plan for the Company) or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

SECTION 4.07. Taxes. The Company and its Subsidiaries have filed all income Tax returns and all other Tax returns and reports which are required to be filed by them and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except for any such Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made, and except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.08. Subsidiaries. Each of the Company’s Material Subsidiaries and each Subsidiary Account Party (a) is a corporation or limited liability company that is duly incorporated or organized, validly existing and (except where such concept is not applicable) in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all corporate or limited liability power (as applicable) and authority and all material governmental licenses, authorizations, consents and approvals, in each case, required to own or lease its assets and carry on its business as now conducted and (c) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in the foregoing clauses (b) and (c) to the extent that such failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.09. Not an Investment Company. None of the Obligors or the Material Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 4.10. Obligations to be Pari Passu. The obligations of each Obligor under this Agreement and each other Credit Document to which it is a party rank pari passu as to priority of payment and in all other respects with all other material unsecured and unsubordinated Debt of such Obligor, with the exception of those obligations that are mandatorily preferred by law and not by contract.

SECTION 4.11. No Default. No event has occurred and is continuing which constitutes, or which, with the passage of time or the giving of notice or both, would constitute, a default under or in respect of any material agreement, instrument or undertaking to which any Obligor or any Material Subsidiary is a party or by which any Obligor or any Material Subsidiary or any of their respective assets is bound, unless such default would not have or be reasonably expected to have a Material Adverse Effect.

SECTION 4.12. Material Subsidiaries and Subsidiary Account Parties. Set forth as Schedule II hereto is a true, correct and complete list of each Material Subsidiary and Subsidiary Account Party, in each case designated as such, as of the date hereof.

SECTION 4.13. Full Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on the behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation of this Agreement and the other Credit Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), in each case taken together with the Registration Statement, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date made; provided that, (i) with respect to projected or pro forma financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projections and forecasts are subject to uncertainties and contingencies and no assurances can be given that such projections or forecasts will be realized) and (ii) with respect to statements, information and reports derived from Persons unaffiliated with the Company, the Company represents that it has no knowledge of any material misstatement therein.

SECTION 4.14. Hybrid Instruments. Set forth as Schedule III hereto is a true, correct and complete list of each Hybrid Instrument of the Company and its Consolidated Subsidiaries outstanding as of the date hereof, specifying in each case the equity credit treatment given to each such Hybrid Instrument by S&P and/or Moody’s as of the Effective Date.

SECTION 4.15. Margin Regulations. No Letter of Credit or proceeds of Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X. After the application of the proceeds of any Loan made hereunder or the issuance of any Letter of Credit hereunder, not more than 25% of the value (as determined by any reasonable method) of the assets of any of the Obligors is represented by Margin Stock.

SECTION 4.16. Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act. None of the Company or any of its Subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, employees or agents is the target of any sanctions or economic embargoes administered or enforced by the U.S. Department of State, the Office of Foreign Assets Control of the U.S. Department of Treasury, the European Union, France or Her Majesty’s Treasury of the United Kingdom, in each case, to the extent applicable (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”). Each of the Company and its Subsidiaries and their respective directors, officers and, to the knowledge of the Company, employees and agents is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (iii) applicable provisions of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”) and any other applicable terrorism and money laundering laws, rules, regulations and orders (collectively, “Anti-Money Laundering Laws”), except in each case to the extent that such non-compliance therewith would not reasonably be expected to have a Material Adverse Effect or reasonably be expected to result in the Administrative Agent, any Bank, any Joint Lead Arranger or any Participant violating any such Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws. No part of the proceeds of the Loans or Letters of Credit will be used by any Obligor, directly or knowingly indirectly, (A) for the purpose of funding, financing or facilitating any activities or business of or with, or making any payments to, any Person or in any country or territory that, at the time of such funding, financing or facilitating, is the target of Sanctions Laws in violation of applicable Sanctions Laws or (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

SECTION 4.17. Affected Financial Institutions. No Obligor is an Affected Financial Institution.

ARTICLE V

COVENANTS

Until all Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or been cash collateralized to the satisfaction of the Administrative Agent and the relevant Banks and all LC Disbursements shall have been reimbursed, the Company agrees that:

SECTION 5.01. Information. The Company will deliver to each of the Banks:

(a) on or before the date on which such financial statements are required to be filed with the SEC (or, if the Company is not required to file such financial statements with the SEC, no later than 90 days after the end of the applicable fiscal year of the Company (beginning with the fiscal year ending December 31, 2021)), the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of each fiscal year completed after the Effective Date and the related consolidated statements of income, comprehensive income, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by KPMG LLP or other independent public accountants of nationally recognized standing;

(b) on or before the date on which such financial statements are required to be filed with the SEC (or, if the Company is not required to file such financial statements with the SEC, 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company), the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended March 31, 2021) and the related consolidated statements of income, comprehensive income, equity and cash flows for such quarter and for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments and, to the extent permitted by Regulation S-X, the absence of footnotes) as to fairness of presentation, generally accepted accounting principles and consistency with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks (except for changes concurred in by the Company’s independent public accountants) by a Financial Officer;

(c) (I) substantially concurrently with the delivery of each set of financial statements referred to in clauses (a) and (b) above (commencing with the first full fiscal quarter ending after the Availability Effective Date) a certificate of a Financial Officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 5.07 on the date of such financial statements, and, with respect to the first full fiscal quarter ending after the Availability Effective Date, including a detailed calculation and explanation of the Company’s determination of Adjusted Consolidated Net Worth as of the Equity Transaction Effective Date, (ii) stating that such Financial Officer, as the case may be, has no knowledge of any Default existing on the date of such certificate or, if such Financial Officer has knowledge of the existence on such date of any Default, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto, and (iii) a reconciliation to such financial statements of any inclusions to, or exclusions from, the calculations of Adjusted Consolidated Net Worth, Consolidated Total Indebtedness and Consolidated Total Capitalization, and (II) simultaneously with the delivery of each set of financial statements referred to in clause (a) and (b) above a certificate of a Financial Officer of the Company specifying any changes to the list of Material Subsidiaries as of the last day of the fiscal period to which such financial statements relate;

(d) within ten days after the required date for filing with such governmental body, agency or official (after giving effect to any extensions granted by such governmental body, agency or official), a copy of a duly completed and signed annual Statutory Statement (or any successor form thereto) required to be filed by each Insurance Subsidiary that is a Material Subsidiary with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Subsidiary is domiciled, in the form submitted to such governmental body, agency or official;

(e) within ten days after the required date for filing with such governmental body, agency or official (after giving effect to any extensions granted by such governmental body, agency or official), a copy of a duly completed and signed quarterly Statutory Statement (or any successor form thereto) required to be filed by each Insurance Subsidiary that is a Material Subsidiary with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Subsidiary is domiciled, in the form submitted to such governmental body, agency or official (it being understood and agreed that the Obligors shall have no obligation to deliver quarterly Statutory Statements if the filing of quarterly Statutory Statements is not required by the applicable government agency, body or official);

(f) within five Domestic Business Days of any Financial Officer of the Company learning of the occurrence of any Default, a certificate of a Financial Officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(g) promptly following a request therefor, any documentation or other information required by bank regulatory authorities under applicable “know your customer” rules and regulations, the PATRIOT Act and the Beneficial Ownership Regulation, as from time to time reasonably requested by the Administrative Agent or any Bank;

(h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) or amendments to the Registration Statement which the Company shall have filed with the SEC;

(i) promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

(j) except to the extent prohibited by applicable law, regulatory policy, or regulatory restriction (as determined in the reasonable good faith judgment of the Company), from time to time such additional information regarding the financial position or business of the Company as the Administrative Agent (on behalf of itself or any Bank) may reasonably request; provided that neither the Company nor any of its Subsidiaries shall be required to disclose any (i) trade secrets of the Company or its Subsidiaries, (ii) information subject to attorney-client privilege to the extent disclosure thereof would impair such privilege or (iii) information subject to confidentiality obligations to third parties the disclosure of which would cause the Company or any of its Subsidiaries to be in breach of such obligations.

Documents required to be delivered pursuant to Section 5.01(a), (b), (d), (e) or (h) may be delivered electronically on the following Internet websites: (a) the Company’s website at an address to be designated in writing to the Administrative Agent, (b) with respect to Section 5.01(a), (b) or (h) the SEC’s website www.sec.gov (to the extent that any such documents are included in materials otherwise filed with the SEC) or (c) such other third party website that shall have been identified by the Company in a notice to the Administrative Agent and the Banks and that is accessible by the Banks without charge, and in each case if so delivered shall be deemed to have been delivered on the date such materials are publicly available; provided that (i) the Company shall deliver electronic copies of such information to any Bank promptly upon the request of such Bank through the Administrative Agent and (ii) the Company shall have notified the Administrative Agent of the posting of such documents delivered pursuant to Section 5.01(a), (b), (d) and (e). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Bank for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02. Payment of Tax Obligations. Each Obligor will pay and discharge, and the Company will cause each Material Subsidiary to pay and discharge, at or before maturity, all their respective material Tax obligations and liabilities that if not paid, would reasonably be expected to result in a Material Adverse Effect, except where (a) the same may be contested in good faith by appropriate proceedings, (b) such Obligor or such Material Subsidiary has set aside, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect; provided that, for the avoidance of doubt, an obligation shall be considered to be delinquent or in default for purposes of this Section 5.02 only if there has first been notice and demand therefor (as defined in Section 6306 of the Code and similar provisions of applicable Law) by a tax authority.

SECTION 5.03. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Material Subsidiary and Subsidiary Account Party to continue, to engage in the business of insurance and/or investment management or businesses incidental, related or complementary thereto and will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary and Subsidiary Account Party to preserve, renew and keep in full force and effect (a) their respective corporate existence and (b) their respective rights, privileges, licenses and franchises, other than, in the case of the foregoing clause (b), the loss of which would not reasonably be expected to result in a Material Adverse Effect; except that if at the time thereof and immediately after giving effect thereto no Default has occurred and is continuing, (i) any Subsidiary may merge with or into the Company; provided that the Company shall be the surviving entity, (ii) any Material Subsidiary or Subsidiary Account Party may merge with or into any other Subsidiary; provided that such Material Subsidiary or Subsidiary Account Party shall be the surviving entity or, if such Material Subsidiary or Subsidiary Account Party is not the surviving entity, the surviving entity shall be deemed to be a Material Subsidiary or caused to become a Subsidiary Account Party in accordance with Section 9.13, as applicable, (iii) any Material Subsidiary or Subsidiary Account Party may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Material Subsidiary or Subsidiary Account Party and (iv) the Company or any Subsidiary Account Party may merge or consolidate with another Person in accordance with the terms of Section 5.09. Notwithstanding the foregoing, the Company may liquidate or dissolve any Subsidiary if (i) the board of directors of the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and its Subsidiaries, taken as a whole, (ii) the assets of such liquidated or dissolved Subsidiary are received by (x) in the case of the liquidation or dissolution of a Material Subsidiary, a Material Subsidiary or the Company, (y) in the case of the liquidation or dissolution of a Subsidiary Account Party, a Subsidiary Account Party or the Company or (z) in the case of any other liquidation or dissolution, a Subsidiary or the Company and (iii) in the case of the liquidation or dissolution of a Subsidiary Account Party, such Subsidiary Account Party is terminated as a Subsidiary Account Party in accordance with the terms of Section 9.13(b).

SECTION 5.04. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Material Subsidiary and Subsidiary Account Party to keep, all property useful and necessary in its business in good working order and condition, except, in each case, to the extent that failure to do so would not be reasonably expected to result in a Material Adverse Effect.

(b) The Company will maintain, and will cause each Material Subsidiary and Subsidiary Account Party to maintain (either in the name of the Company or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance on all their respective properties and against at least such risks, in each case as is consistent with sound business practice for companies in substantially the same industry as the Company and its Material Subsidiaries and Subsidiary Account Parties; and the Company will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

SECTION 5.05. Compliance with Laws. The Company will comply, and will cause each Subsidiary to comply, in all material respects, with all applicable laws, ordinances, rules, regulations and requirements of governmental bodies, agencies and officials (including, without limitation, Sanctions Laws, Anti-Corruption Laws, Anti-Money Laundering Laws, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) where such non-compliance therewith would not (A) reasonably be expected to have a Material Adverse Effect and (B) in the case of the laws, rules, regulations and orders referred to in Section 4.16, reasonably be expected to result in the Administrative Agent, any Bank, any Joint Lead Arranger or any Participant violating such laws, rules, regulations or orders.

SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Material Subsidiary and Subsidiary Account Party to keep, proper books of record and account in which entries that are full, true and correct in all material respects shall be made of all dealings and transactions in relation to its business and activities; and, subject in all cases to Section 9.11, will permit, and will cause each Material Subsidiary and Subsidiary Account Party to permit, representatives of the Administrative Agent to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees, actuaries and independent public accountants, all upon reasonable notice, at such reasonable times during ordinary business hours; provided that such inspections shall be limited to once per fiscal year of the Company, unless an Event of Default shall have occurred and be continuing, in which case such inspection rights may be exercised as often as the Banks desire and at the expense of the Company; provided further that neither the Company nor any of its Subsidiaries shall be required to disclose any (i) trade secrets of the Company or its Subsidiaries, (ii) information subject to attorney-client privilege to the extent disclosure thereof would impair such privilege or (iii) information subject to confidentiality obligations to third parties the disclosure of which would cause the Company or any of its Subsidiaries to be in breach of such obligations.

SECTION 5.07. Financial Covenants. (a) Minimum Adjusted Consolidated Net Worth. Commencing with the first full fiscal quarter ending immediately after the Availability Effective Date, the Company will not permit its Adjusted Consolidated Net Worth, calculated as of the last day of each fiscal quarter, to be less than an amount equal to the sum of (i) 70% of the actual Adjusted Consolidated Net Worth of the Company as of the Equity Transaction Effective Date plus (ii) 50% of the aggregate amount of the Net Proceeds of Equity Issuances by the Company and its Subsidiaries on or after the Equity Transaction Effective Date, including Equity Issuances in connection with an IPO.

(b) Total Indebtedness to Total Capitalization Ratio. Commencing with the first full fiscal quarter ending immediately after the Availability Effective Date, the Company will not permit the ratio of (i) Consolidated Total Indebtedness to (ii) Consolidated Total Capitalization to exceed 0.35 to 1.00, calculated as of the last day of each fiscal quarter.

SECTION 5.08. Negative Pledge. The Company will not, and will not permit any Subsidiary to, create or suffer to exist any Lien (other than Liens securing Debt not prohibited under Section 5.12 hereof) upon (a) any present or future Capital Stock or any other Ownership Interests (as defined below) of any of its Material Subsidiaries (other than any Subsidiary established primarily for the purpose of reinsuring liabilities associated with the level premium term business, the universal life business with secondary guarantees or variable annuities of the Company or any Insurance Subsidiary), except, solely with respect to this clause (a), clauses (a) and (x) of the definition of “Permitted Liens” or (b) any other property or assets of the Company or any Material Subsidiary (other than any Insurance Subsidiary), except, solely in the case of this clause (b), any Permitted Liens. As used herein “Ownership Interests” means, with respect to any Person, all of the shares of Capital Stock of such Person and all debt securities of such Person that can be converted or exchanged for Capital Stock of such Person, whether voting or nonvoting, and whether or not such Capital Stock or debt securities are outstanding on any date of determination.

SECTION 5.09. Consolidations, Mergers and Sales of Assets. No Obligor will (a) consolidate or merge with or into any other Person or (b) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided that the Company or any Subsidiary Account Party may merge or consolidate with another Person if (i) the Company or such Subsidiary Account Party, as applicable, is the corporation surviving such merger or consolidation or, in the case of a merger or consolidation by a Subsidiary Account Party with and into another Person where such other Person is the surviving entity, such Person meets the requirements for a Subsidiary Account Party set out in Section 9.13 and is or becomes a Subsidiary Account Party pursuant to Section 9.13 and (ii) immediately after giving effect to such merger or consolidation, no Default shall have occurred and be continuing.

SECTION 5.10. Use of Credit. The Company shall use each Letter of Credit issued under this Agreement for its general corporate purposes, including, without limitation, to support variable annuity policy and reinsurance reserve credit requirements. The proceeds of each Loan made to the Company hereunder will be used for its general corporate purposes, including, without limitation, to finance the reimbursement of LC Disbursements as contemplated by Section 2.03(a). No Letter of Credit or proceeds of Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X. After the application of the proceeds of any Loan made hereunder or the issuance of any Letter of Credit hereunder, not more than 25% of the value (as determined by any reasonable method) of the assets of any of the Obligors will be represented by Margin Stock.

SECTION 5.11. Obligations to be Pari Passu. The obligations of each Obligor under this Agreement and the other Credit Documents to which it is a party will rank at all times pari passu as to priority of payment and in all other respects with all other material unsecured and unsubordinated Debt of the such Obligor, with the exception of those obligations that are mandatorily preferred by law and not by contract.

SECTION 5.12. Certain Debt. The Company will not at any time permit the sum of (a) Non-Operating Indebtedness of the Company that is secured by a Lien on any property or assets of the Company and its Subsidiaries and (b) Non-Operating Indebtedness of the Subsidiaries of the Company to exceed $300,000,000 at any time outstanding, except (i) Debt set forth in Schedule IV hereto and any Permitted Refinancing thereof and (ii) Debt of any Subsidiary of the Company owing to the Company or another Subsidiary of the Company.

SECTION 5.13. Restricted Payments. The Company will not declare or pay any dividend (other than dividends payable solely in its Qualified Capital Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company (collectively, “Restricted Payments”), if, at the time thereof and immediately after giving effect thereto, a Default or Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, the Company may make the following Restricted Payments:

(a) cash dividends on the common Capital Stock of the Company, to the extent publicly declared prior to the date of such Default or Event of Default, as applicable;

(b) cash dividends required pursuant to the terms of any Additional Securities issued, to the extent at the time of such issuance no Default or Event of Default occurred and was continuing;

(c) repurchases of Capital Stock of the Company deemed to occur upon the exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants;

(d) cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with (x) the Demerger or (y) the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock in the Company;

(e) pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Company;

(f) Demerger Dividends in an aggregate amount not to exceed the Demerger Dividend Amount; and

(g) payments made in respect of required withholding or similar non-U.S. Taxes with respect to any future, present or former employee, director, manager, officer, partner, independent consultant or consultant and any repurchases or withholdings of Capital Stock in consideration of such payments, in each case in connection with the exercise or vesting of stock options, warrants or the issuance of restricted stock units or similar stock based awards.

If, on any date, the Index Debt shall have ratings of either (x) BBB+ or better from S&P or (y) Baa1 or better from Moody’s, then, from and after such date, this Section 5.13 shall cease to have any force and effect (and the Company shall no longer be required to comply with this Section 5.13).

ARTICLE VI

DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) (i) any Obligor shall fail to pay when due any principal of any Loan or any reimbursement obligation in respect of an LC Disbursement or (ii) any Obligor shall fail to pay when due any interest on any Loan or LC Disbursement or any fees or any other amounts payable hereunder and such failure under this clause (ii) shall continue for five Domestic Business Days;

(b) any Obligor shall fail to observe or perform any covenant contained in Sections 5.01(f), 5.03(a), 5.07 through 5.13, inclusive, or its obligations to provide cash collateral pursuant to the last sentence of Section 2.01(d);

(c) any Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Credit Documents (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

(d) any representation, warranty, certification or statement made by any Obligor in this Agreement, any other Credit Document or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect (or incorrect in any material respect if such representation or warranty is not qualified by materiality or Material Adverse Effect) when made (or deemed made);

(e) any Obligor or any Material Subsidiary shall (i) fail to make any payment in respect of any Debt (other than Loans or other extensions of credit hereunder) having a principal amount then outstanding of not less than $150,000,000 when due, and such failure shall continue beyond any applicable grace period or (ii) fail to make any payment in respect of any Derivative Financial Product when due, and such failure shall continue beyond any applicable grace period (and for this clause (ii) excluding, for the avoidance of doubt, any amount the payment of which is being disputed in good faith in accordance with the dispute resolution procedures provided for in the contract governing such Derivative Financial Product), the non-payment of which would give rise to any Obligor or Material Subsidiary owing Material Unpaid Derivative Product Indebtedness in an aggregate principal amount exceeding $150,000,000, in the case of each of clauses (i) and (ii), except where such non-payment has been cured or waived prior to the exercise of any remedies under this Article VI (including, but not limited to, the termination of the Commitments hereunder);

(f) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than Loans or other extensions of credit hereunder) having a principal or face amount then outstanding of not less than $150,000,000 of any Obligor or any Material Subsidiary, or an early termination event shall arise with respect to any Derivative Financial Product that creates, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Financial Product, a Material Unpaid Derivative Product Indebtedness in an aggregate principal amount exceeding $150,000,000;

(g) any Obligor or any Material Subsidiary shall commence a voluntary case or other proceeding seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against any Obligor or any Material Subsidiary seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Obligor or any such Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or any governmental body, agency or official shall apply for, or commence a case or other proceeding to seek, an order for the rehabilitation, conservation, dissolution or other liquidation of any Obligor or any Material Subsidiary or of the assets or any substantial part thereof of any Obligor and any Material Subsidiary or any other similar remedy;

(i) any of the following events or conditions shall occur, which, in the aggregate, would reasonably be expected to involve possible Taxes, penalties and other liabilities in an aggregate amount that results in a Material Adverse Effect: (i) any member of the ERISA Group shall fail to pay when due any amount or amounts which it shall have become liable to pay under Title IV of ERISA; (ii) notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan; (iv) a condition shall exist by reason of which the PBGC would reasonably be expected to obtain a decree adjudicating that any Plan must be terminated; or (v) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans;

(j) a judgment or order for the payment of money in excess of $150,000,000 (after (without duplication) the actual amounts of insurance recoveries, offsets and contributions received and amounts thereof not yet received but which the insurer thereon has acknowledged in writing its obligation to pay) shall be rendered against any Obligor or a Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days after entry of such judgment (and, for purposes of this clause, a judgment shall be stayed if, among other things, an appeal is timely filed and such judgment cannot be enforced);

(k) a Change of Control shall have occurred; or

(l) at any time after the execution and delivery thereof: (i) this Agreement or any Credit Document ceases to be in full force and effect (other than by reason of the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, for any reason other than the failure of the Administrative Agent or any Bank to take any action within its control; or (ii) any Obligor shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Banks, under any Credit Document to which it is a party;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent shall, if requested by the Required Banks, by notice to the Company take any or all of the following actions, at the same or different times: (i) terminate the Commitments and they shall thereupon terminate, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (iii) demand cash collateral from the relevant Obligors in immediately available funds in an amount equal to the then aggregate undrawn amount of all Letters of Credit pursuant to Section 2.03(e) and (iv) enforce any remedies in respect of assets subject to a security interest in favor of the Administrative Agent, including applying any cash collateral to repay any outstanding Obligations; provided that, in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Company, without any notice to the Company or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, and the obligations to provide cash collateral under clause (iii) above, shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

SECTION 7.02. Agent’s Fee. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

SECTION 7.03. Agent and Affiliates. Citi shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Citi and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of any thereof as if it were not the Administrative Agent hereunder.

SECTION 7.04. Action by Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. The Administrative Agent shall not have any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement, unless it shall be requested in writing to do so by the Required Banks. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI. The Administrative Agent shall have no duty to disclose to the Banks information that is not required to be furnished by the Company to the Administrative Agent at such time, but is voluntarily furnished by the Company to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

SECTION 7.05. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 7.06. Liability of Agent. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or the Required Joint Lead Arrangers or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Bank stating that a Default or Event of Default has occurred and specifying the nature thereof. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible to any Bank for or have any duty to any Bank to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder or the issuance, amendment or extension of any Letter of Credit; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of this Agreement, any other Credit Document or any other instrument or writing furnished in connection herewith; (v) the existence or possible existence of any Default or Event of Default; (vi) the financial condition of the Company or any of its Subsidiaries; or (vii) the contents of any certificate, report or other document delivered hereunder or in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing believed by it in good faith to be genuine or to be signed by the proper party or parties.

SECTION 7.07. Indemnification. Each Bank shall, ratably in accordance with its Commitment (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), indemnify and hold harmless the Administrative Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction) that the Administrative Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Administrative Agent hereunder. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 7.08. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.09. Successor Agent. (a) The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint from among the Banks a successor Administrative Agent; provided that so long as no Default has occurred and is continuing such successor Administrative Agent shall be subject to the consent of the Company, which consent shall not be unreasonably withheld; provided further that in no event shall any successor Administrative Agent be a Disqualified Institution. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000; provided that so long as no Default has occurred and is continuing such successor Administrative Agent shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

(b) If the Person serving as Administrative Agent is a Defaulting Bank pursuant to clause (d) of the definition thereof, the Required Banks may, to the extent permitted by applicable law, with the written consent of the Company and by notice in writing to such Person, remove such Person as Administrative Agent and, with the written consent of the Company, appoint a successor.

(c) Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

SECTION 7.10. Delegation to Affiliates. The Company and the Banks agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles VII and IX.

SECTION 7.11. Joint Lead Arrangers and Other Agents. Notwithstanding anything herein to the contrary, none of the Joint Lead Arrangers and Joint Bookrunners, Syndication Agent or the Documentation Agents listed on the cover page of this Agreement shall have any right, power, obligation, liability, responsibility or duty under this Agreement in its capacity as such, except in its respective capacity, if any, as a Bank.

SECTION 7.12. Certain ERISA Matters.

(a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger and not, for the avoidance of doubt, to or for the benefit of the Company or any other Obligor, that at least one of the following is and will be true:

(i) such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent or the applicable Joint Lead Arranger, as applicable, in each case in its sole discretion, and such Bank.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger and not, for the avoidance of doubt, to or for the benefit of the Company or any other Obligor, that none of the Administrative Agent or any Joint Lead Arranger is a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

SECTION 8.01. Benchmark Replacement Setting. (a) Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with (A) clause (3) of the definition of “Benchmark Replacement” or (B) the definition of “Early Opt-in Election” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Domestic Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks.

If (i) a Benchmark Replacement Date has occurred and the applicable Benchmark Replacement on such Benchmark Replacement Date is a Benchmark Replacement other than the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, (ii) subsequently, the Relevant Governmental Body recommends for use a forward-looking term rate based on SOFR and the Company request that the Administrative Agent review the administrative feasibility of such recommended forward-looking term rate for purposes of this Agreement and (iii) following such request from the Company, the Administrative Agent determines (in its sole discretion) that such forward looking term rate is administratively feasible for the Administrative Agent, then the Administrative Agent may (in its sole discretion) provide the Company and Banks with written notice that from and after a date identified in such notice: (i) a Benchmark Replacement Date shall be deemed to have occurred, the Benchmark Replacement on such Benchmark Replacement Date shall be deemed to be a Benchmark Replacement determined in accordance with clause (1) of the definition of “Benchmark Replacement” under this Section 8.01; provided, however, that if, upon such Benchmark

Replacement Date, the Benchmark Replacement Adjustment is unable to be determined in accordance with clause (1) of the definition of “Benchmark Replacement” and the corresponding definition of “Benchmark Replacement Adjustment”, then the Benchmark Replacement Adjustment in effect immediately prior to such new Benchmark Replacement Date shall be utilized for purposes of this Benchmark Replacement (for avoidance of doubt, for purposes of this proviso, such Benchmark Replacement Adjustment shall be the Benchmark Replacement Adjustment which was established in accordance with the definition of “Benchmark Replacement Adjustment” on the date determined in accordance with clauses (1) or (2), as applicable, of the definition of “Benchmark Replacement Date” hereunder) and (ii) such forward looking term rate shall be deemed to be the forward looking term rate referenced in the definition of “Term SOFR” for all purposes hereunder or under any Credit Document in respect of any Benchmark setting and any subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document. For the avoidance of doubt, if the circumstances described in the immediately preceding sentence shall occur, all applicable provisions set forth in this Section 8.01 shall apply with respect to such election of the Administrative Agent as completely as if such forward-looking term rate was initially determined in accordance with clause (1) of the definition of “Benchmark Replacement”, including, without limitation, the provisions set forth in clauses (b) and (f) of this Section 8.01.

(b) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(c) The Administrative Agent will promptly notify the Company and the Banks of (i) any Benchmark Replacement Date and the related Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (iv) the commencement of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 8.01 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 8.01 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 8.01.

(d) Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Company may revoke any request for a Euro-Dollar Borrowing of, conversion to or continuation of Euro-Dollar Loans to be made, converted or continued during such Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected Euro-Dollar Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(f) The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to the LIBO Rate (or any other Benchmark), or have the same volume or liquidity as did the LIBO Rate (or any other Benchmark), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 8.01 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (d) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 8.01.

SECTION 8.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Applicable Lending Office) to make, continue, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Company shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Company shall borrow Base Rate Loans in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such Base Rate Loans.

SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, in the case of any Loan or any obligation to make Loans or in the case of any Letter of Credit or any obligation to issue, participate in or extend any Letter of Credit, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, compulsory loan, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) (except any Tax), shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans or its obligation to issue or participate in Letters of Credit, any outstanding Letters of Credit or reimbursement claims in respect of LC Disbursements, or shall subject any Bank (or its Applicable Lending Office) to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing is to increase the cost or expense to such Bank (or its Applicable Lending Office) of making, continuing, converting to or maintaining any Euro-Dollar Loan or of issuing, participating in or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under other Credit Document with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall have determined that, after the Effective Date (subject to clause (d) below), the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation regarding capital adequacy or liquidity requirements, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy and liquidity) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. Notwithstanding anything to the contrary in this Section 8.03, the Company shall not be required to compensate a Bank pursuant to Section 8.03(a) or (b) for any amounts incurred more than 270 days prior to the date that such Bank notifies the Company of such Bank’s intention to claim compensation therefor, to the extent such Bank had knowledge of the circumstances giving rise to such claim for compensation and its effects on the rate of return on capital in respect of this facility prior to such 270 day period; provided that, if the change in law giving rise to any such increased cost or reductions is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof.

(c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.03. A certificate of any Bank claiming compensation under this Section 8.03 and setting forth the additional amount or amounts to be paid to it hereunder and, in reasonable detail, such Bank’s computation of such amount or amounts, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d) Notwithstanding anything herein to the contrary, for purposes of this Section 8.03, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have gone into effect after the Effective Date, regardless of the date enacted, adopted or issued; provided that no Bank shall demand compensation pursuant to this Section 8.03 as a result of increased cost or reduced return resulting from Basel III or the Dodd-Frank Wall Street Reform and Consumer Protection Act if it shall not at the time be the general policy or practice of such Bank to demand such compensation from similarly situated borrowers (to the extent that, with respect to such increased cost or reduced return, such Bank has the right to do so under its credit facilities with similarly situated borrowers).

SECTION 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or continue Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) or 8.05 and the Company shall, by at least five Euro-Dollar Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 8.04 shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Loans which would otherwise be made, or continued, by such Bank as Euro-Dollar Loans shall be made instead as, or converted into, Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

(b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

SECTION 8.05. Taxes. (a) For purposes of Section 8.03 and this Section 8.05, the following terms have the following meanings:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“Excluded Taxes” means, in the case of each Bank and the Administrative Agent, (i) any Taxes imposed on its net income (however denominated), and franchise, branch profits or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located, (ii) any Taxes imposed on or measured by its overall net income (however denominated), or any similar Taxes imposed on it, by reason of any present or former connection between it and the jurisdiction (or any political subdivision thereof) imposing such Taxes, other than connections arising solely as a result of the Bank or the Administrative Agent (as the case may be) having executed, delivered, become a party to, performed its obligations under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned any interest in any Loan or Credit Document, (iii) in the case of each Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 8.07) or such Bank changes its lending office, except in each case to the extent that, pursuant to this Section 8.05, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office, provided, that for purposes of this clause (iii), in the case of a Loan acquired by a Bank pursuant to the funding of a Commitment, such Bank shall be treated as acquiring an interest in such Loan on the date it acquired an interest in the Commitment pursuant to which such Loan was funded, (iv) any Taxes attributable to such recipient’s failure to comply with Sections 8.05(f) or (g) and (v) any U.S. Federal withholding Taxes imposed by FATCA.

“Indemnified Taxes” means (a) any Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company pursuant to this Agreement or any other Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Other Taxes” means any present or future stamp or documentary Taxes and any other excise or property Taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or any other Credit Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document, but excluding any such Taxes described in clause (ii) of the definition of Excluded Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.07).

“Withholding Agent” means the Company or the Administrative Agent.

(b) Any and all payments by or on account of any obligation of the Company hereunder or under any other Credit Document shall be made free and clear and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the Withholding Agent to deduct or withhold any Taxes from any such payments, then (i) such Withholding Agent shall make such deductions or withholdings, (ii) such Withholding Agent shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law, and (iii) if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 8.05) the applicable recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(c) The Company shall timely pay to the relevant governmental authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes, in each case, within 10 days after demand therefor.

(d) The Company agrees to indemnify each Bank and the Administrative Agent for the full amount of any Indemnified Taxes, (including, without limitation, any Indemnified Taxes imposed or asserted on amounts payable under this Section 8.05), whether or not correctly or legally imposed or asserted by the relevant governmental authority, payable or paid by such Bank or the Administrative Agent (as the case may be) or required to be withheld or deducted from a payment to such Bank or the Administrative Agent and reasonable expenses arising therefrom or with respect thereto. This indemnification shall be paid within 10 days after such Bank or the Administrative Agent, as the case may be, makes demand therefor. A certificate as to the amount of such payment or liability delivered to the Company by a Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(e) After any payment of Taxes by the Company to a taxing authority or other authority pursuant to this Section, the Company shall promptly furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent and, if such receipt relates to an Indemnified Tax in respect of a sum payable to any Bank, the Administrative Agent shall promptly deliver such original or certified copy to such Bank.

(f) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the following sentence and in Section 8.05(g)) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank. Without limiting the generality of the foregoing, on or prior to the date on which a Bank becomes a Bank under this Agreement, (i) each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Administrative Agent (a) two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8IMY or W-8ECI (as applicable) certifying in either case that such Bank is entitled to receive payments under any Credit Document without or with reduced deduction or withholding of any United States federal income Taxes and (b) in the case of such Bank claiming the benefits of the exemption from portfolio interest under Section 881(c) of the Code, a certificate to the effect that such Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (ii) each Bank that is incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of

United States Internal Revenue Service Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding Tax. Each Bank which so delivers a Form W-9, W-8BEN, W-8BEN-E, W-8IMY or W-8ECI (as applicable) further undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such form (or successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under any Credit Document without or with reduced deduction or withholding of any United States federal income Taxes, unless such Bank promptly notifies the Company and Administrative Agent in writing of its legal inability to do so.

(g) If a payment made to a Bank under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Withholding Agent at the time prescribed by law and at such times reasonably requested by the Withholding Agent or the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent or the Company sufficient for the Withholding Agent to comply with its obligations under FATCA and to determine that such Bank has complied with such applicable reporting requirements or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Withholding Agent in writing of its legal inability to do so.

(h) If any party hereto determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.05 (including the payment of additional amounts pursuant to this Section 8.05), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under Section 8.03 or this Section 8.05 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than interest paid by the relevant governmental authority). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Tax and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Credit Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this paragraph (i).

(j) The Administrative Agent shall deliver to the Company on or prior to the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-9 certifying that the Administrative Agent is exempt from U.S. federal backup withholding Tax.

(k) Notwithstanding the foregoing, nothing in this Section 8.05 shall interfere with the rights of any Bank to conduct its fiscal or Tax affairs in such manner as it deems fit.

(l) Each party’s obligations under this Section 8.05 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

SECTION 8.06. Regulation D Compensation. For so long as any Bank maintains reserves against “Eurocurrency liabilities” (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Applicable Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Company to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loans of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable LIBO Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable LIBO Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Company at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer’s certificate setting forth the amount to which such Bank is then entitled under this Section 8.06 (which shall be consistent with such Bank’s good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Company may reasonably request as to the computation set forth therein.

SECTION 8.07. Mitigation Obligations; Replacement of Banks. (a) If any Bank requests compensation under Section 8.03, or if the Company is required to pay any additional amount to any Bank or any governmental body, agency or official for the account of any Bank pursuant to Section 8.05, then such Bank shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans and/or other Credit Exposure hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank (with the concurrence of the Company), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.03 or 8.05, as the case may be, in the future and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

(b) If (i) any Bank requests compensation under Section 8.03, (ii) the Company is required to pay any additional amount to any Bank or any governmental body, agency or official for the account of any Bank pursuant to Section 8.05, (iii) a Bank is a Non-Consenting Bank, (iv) any Bank is a Non-NAIC Approved Bank or (v) any Bank is a Declining Bank under Section 2.18, then the Company may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.06(c)), all its interests, rights and obligations under this Agreement to an Assignee (which shall be a NAIC Approved Bank) that shall assume such obligations (which Assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, each Fronting Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 8.03 or payments required to be made pursuant to Section 8.05, such assignment will result in a reduction in such compensation or payments, (iv) in the case of any such assignment in respect of a Non-Consenting Bank, the applicable Assignee shall have consented to the applicable amendment, waiver or consent, and (v) such assignment does not conflict with applicable law. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including by electronic communication, if arrangements for doing so have been approved by such party) and shall be given to such party: (a) in the case of any Obligor, at the Company’s address or electronic mail address set forth on the Company’s signature page hereof, (b) in the case of the Administrative Agent, at its address or electronic mail address set forth on its respective signature page hereof, (c) in the case of any Bank, at its address or electronic mail address set forth in its Administrative Questionnaire or (d) in the case of any other party, such other address or electronic mail address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid and return receipt requested, (ii) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) or (iii) if given by any other means, when delivered at the relevant address specified by such party pursuant to this Section 9.01; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03. Expenses; Indemnification; Non-Liability of Banks. (a) The Company shall pay (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Joint Lead Arrangers and each of their Affiliates, including reasonable and documented fees and disbursements of one primary counsel and, if reasonably necessary, a single local counsel in each relevant material jurisdiction, for the Administrative Agent, in connection with the preparation, due diligence, administration, syndication and closing of this Agreement and the other Credit Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs and is continuing, all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and each Bank, including reasonable and documented fees and disbursements of one firm of primary counsel and, if reasonably necessary, a single local counsel in each relevant material jurisdiction, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. All amounts due under this clause (a) shall be paid within thirty (30) days after written demand therefor (in each case, together with backup documentation supporting such reimbursement request); provided that, with respect to the Effective Date, all amounts due under this clause (a) shall be paid on the Effective Date solely to the extent invoiced to the Company within three (3) Domestic Business Days prior to the Effective Date.

(b) The Company agrees to indemnify the Administrative Agent, each Bank and each Confirming Bank and their respective Related Parties (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all Liabilities, reasonable and documented out-of-pocket costs and expenses of any kind, including, without limitation, costs of settlement and the reasonable and documented out-of-pocket fees and disbursements of one counsel for the Indemnitees (unless the Indemnitees have actual or perceived conflicting interests, in which case such expenses shall include the reasonable and documented out-of-pocket fees and disbursements of one additional counsel in each relevant material jurisdiction and to each group of similarly affected Indemnitees), which may be incurred by such Indemnitee in connection with, or as a result of, any actual or prospective claim, litigation, investigation or any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto or whether such proceeding is brought by the Company, its Affiliates, its equity holders or its creditors) relating to or arising out of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby; (ii) any Loan or Letter of Credit (or any drawing honored thereunder) or the use of proceeds therefrom (including any refusal by any Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not comply with the terms of such Letter of Credit); or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing clauses (i) and (ii), whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided that no Indemnitee shall have the right to be indemnified hereunder to the extent that such Liabilities or related expenses have resulted from (x) the gross negligence, willful misconduct or bad faith of such Indemnitee, (y) the material breach by such Indemnitee of its material obligations hereunder or, in the case of a Confirming Bank, under its Confirming Bank Agreement or (z) any claim, litigation, or proceeding solely among Indemnitees brought by any Indemnitee against another Indemnitee (other than any claim, litigation, or proceeding against an Indemnitee acting in its capacity as a Joint Lead Arranger or Administrative Agent) that does not involve an act or omission (or alleged act or omission) by the Company or any of its Subsidiaries or Prudential Plc, in the case of each of the foregoing clauses (x) and (y), as determined in a final and non-appealable judgment by a court of competent jurisdiction. All amounts due under this clause (b) shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that any such applicable Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this clause (b). For the avoidance of doubt, this clause (b) shall not apply to Taxes, other than any Taxes that represent Liabilities or related expenses arising from any non-Tax claim.

(c) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against the Administrative Agent, any Joint Lead Arranger, any Bank and any Related Party of any of the foregoing (each such Person, a “Lender-Related Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan, any Letter of Credit or the use of the proceeds thereof. None of the Company or its Related Parties shall have any liability under this Section 9.03 for special, indirect, consequential or punitive damages arising out of, related to or in connection with any aspect of this Agreement or any agreement or instrument contemplated hereby or the transactions contemplated hereby; provided that this sentence shall not limit the Company’s indemnification obligations herein to the extent that such special, indirect, consequential or punitive damages are included in any third party claim in connection with which an Indemnitee is otherwise entitled to indemnification hereunder.

(d) No Lender-Related Person, the Company or any of its Subsidiaries shall be liable for any Liabilities arising from the use by others of any information or other materials obtained through IntraLinks, Syndtrak, ClearPar, DebtDomain or other similar information transmission systems in connection with this Agreement or any other Credit Document, except to the extent any such Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith or willful misconduct of such Person.

(e) The agreements in this Section 9.03 shall survive the resignation of the Administrative Agent, the replacement of any Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 9.04. Sharing of Payments. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it or reimbursement obligation or interest due with respect to any LC Disbursement made by it under a Letter of Credit which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan made by such other Bank or reimbursement obligation or interest due, as the case may be, with respect to any LC Disbursement made by such other Bank under such Letter of Credit, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by or the LC Exposure by the other Banks under such Letter of Credit, as applicable, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and reimbursement obligations and interest with respect to LC Disbursements made by the Banks under such Letter of Credit shall be shared by the Banks pro rata; provided that (i) nothing in this Section 9.04 shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under this Agreement and (ii) the provisions of this Section 9.04 shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any Loan or LC Exposure, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

SECTION 9.05. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Obligors and the Required Banks or by the Administrative Agent (with the consent of the Required Banks) (and, if the rights or duties of the Administrative Agent or any Fronting Issuing Bank, in such capacity, are affected thereby, by the Administrative Agent or such Fronting Issuing Bank, as the case may be); provided that the Administrative Agent may, with the consent of the Obligors and (to the extent applicable) each Fronting Issuing Bank (in each case, which shall not be unreasonably withheld), specify by notice to the Banks modifications in the procedures set forth in Section 2.01(b); provided further that no such amendment or waiver shall (i) increase the amount or extend the expiry date of the Commitment of any Bank or increase the LC Exposure of any Bank, without the written consent of such Bank, (ii) subject to Section 8.01, reduce the principal amount of any Loan or the amount of any reimbursement obligation of the relevant Obligor in respect of any LC Disbursement, the rate or amount of interest thereon or any fees payable to any Bank hereunder, without the written consent of each Bank directly and adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or for reimbursement of any LC Disbursement, or any interest thereon, or any fees payable hereunder, or waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Bank directly and adversely affected thereby, (iv) change Section 2.13(b) or (c) or Section 9.04 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Bank directly and adversely affected thereby, (v) change any of the provisions of this Section 9.05 or the definition of “Required Banks” or “Applicable Percentage” or any other provision hereof specifying the number or percentage of Banks required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank, (vi) release any of the collateral provided for the LC Exposure pursuant to Sections 2.03(e) and 6.01 (other than as expressly provided in Section 2.03(e)) or release the Company’s guarantee of the Obligations of the Subsidiary Account Parties pursuant to Section 2.01(h) without the written consent of each Bank or (vii) waive the conditions precedent set forth in Section 3.02 or Section 3.03, without the written consent of each Bank.

SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of each Bank.

(b) Any Bank may at any time grant to one or more banks or other institutions (other than to any Disqualified Institution) (each a “Participant”) participating interests in its Commitment or the Loans or any or all of its Letters of Credit. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain solely responsible for the performance of its obligations hereunder, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in the proviso of Section 9.05 without the consent of the Participant. The Company agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participating interest (subject to the requirements and limitations therein, including the requirements under Sections 8.05(f) and (g) (it being understood that the documentation required under Sections 8.05(f) and (g) shall be delivered to the participating Bank)) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (c) or (d) of this Section 9.06. An assignment or other transfer which is not permitted by subsection (c) or (d) of this Section 9.06 shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Each Bank that grants a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Letters of Credit or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan, Letter of Credit or other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Bank may at any time assign to one or more NAIC Approved Banks (other than the Company, Affiliates of the Company, any Disqualified Institution or a Defaulting Bank, each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption executed by such Assignee and such transferor Bank, with (and subject to) the consent (which in each case shall not be unreasonably withheld, conditioned or delayed) of each of the Company, the Administrative Agent and each Fronting Issuing Bank; provided that (i) if an Assignee is an Affiliate of any Bank or was a Bank immediately prior to such assignment, no such consent of the Company shall be required and (ii) if an Assignee is an Affiliate of any Bank or was a Bank immediately prior to such assignment, no such consent of the Administrative Agent or any Fronting Issuing Bank shall be required; provided further that

(x) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Domestic Business Days after having received notice thereof and (y) if an Event of Default occurs and is continuing, no such consent of the Company shall be required; and provided further that any such assignment (other than an assignment to another Bank or an Affiliate of any Bank or an assignment of the entire remaining amount of the transferor Bank’s Commitment and interests in outstanding Loans and Letters of Credit) shall be in an amount that is at least $5,000,000 unless otherwise agreed by the Company and the Administrative Agent. Upon execution and delivery of such Assignment and Assumption and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Bank or Assignee shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500 unless waived by the Administrative Agent in its sole discretion. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income Taxes in accordance with Section 8.05(f).

(d) Any Bank may at any time assign all or any portion of its rights under this Agreement to any Person to secure obligations of such Bank, including, without limitation, to one or more of the Federal Reserve Banks which comprise the Federal Reserve System or other central banks. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Participant shall be entitled to receive any greater payment under Section 8.03, 8.05 or 8.06 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Company’s prior written consent, (ii) by reason of the provisions of Section 8.02 or 8.07 requiring such Participant to designate a different Applicable Lending Office under certain circumstances or (iii) prior to a Change in Law giving rise to such greater payment.

SECTION 9.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 9.08. New York Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9.09. Judicial Proceedings. (a) Submission to Jurisdiction. Each Obligor hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the borough of Manhattan), and any appellate court from any thereof, for purposes of all legal proceedings arising out of or relating to this Agreement or any other Credit Document or the transactions contemplated hereby, and each Obligor hereby irrevocably and unconditionally agrees that all claims in respect of any such proceeding may (and any such proceeding, claims, cross-claims or third-party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such federal (to the extent permitted by law) or New York State court. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(b) Appointment of Agent for Service of Process. Each Subsidiary Account Party irrevocably designates and appoints the Company, and the Company hereby accepts such appointment, at its office in Lansing, Michigan set forth beneath the Company’s signature on the signature page hereof, as the authorized agent of such Subsidiary Account Party, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) of this Section 9.09 in any federal or New York State court sitting in New York City. Said designation and appointment shall be irrevocable by each Subsidiary Account Party until all of its reimbursement obligations, interest thereon and all other amounts payable hereunder shall have been paid in full in accordance with the provisions hereof and thereof or, if earlier, when such Subsidiary Account Party is terminated as a Subsidiary Account Party hereunder pursuant to Section 9.13.

(c) Service of Process. Each Obligor hereby consents to process being served in any suit, action or proceeding of the nature referred to in subsection (a) of this Section 9.09 in any federal or New York State court sitting in New York City by service of process upon its agent appointed as provided in subsection (b) of this Section 9.09; provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to such Obligor at its address specified on the signature page hereof (or, in the case of any Subsidiary that becomes a Subsidiary Account Party in accordance with the terms of Section 9.13, on the signature page of the Subsidiary Joinder Agreement to which it is a party) or to any other address of which such Obligor shall have given written notice to the applicable Bank. Each Obligor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Obligor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Obligor.

(d) No Limitation on Service or Suit. Nothing in any Credit Document shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Bank to bring any suit, action, proceeding, claim or counterclaim against the Company or its properties in the courts of any jurisdiction or jurisdictions.

SECTION 9.10. Counterparts; Integration; Headings; Electronic Execution. (a) This Agreement and any other Credit Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the Fee Letters constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

(b) The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.11. Confidentiality. The Administrative Agent and each Bank agree that they will maintain the confidentiality of, and will not use for any purpose (other than exercising its rights and enforcing its remedies hereunder and under the other Credit Documents), any written or oral information provided under this Agreement by or on behalf of the Company (hereinafter collectively called “Confidential Information”), subject to the Administrative Agent’s and each Bank’s (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or by a self-regulatory body or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its bank examiners, auditors, counsel and other professional advisors and to other Banks and to its subsidiaries and Affiliates and the subsidiaries and Affiliates of its holding company, provided that the Administrative Agent or such Bank, as the case may be, shall cause each such subsidiary or Affiliate to maintain the Confidential Information on the same terms as the terms provided herein, (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Banks and the Company or any of its Subsidiaries and Affiliates, (d) right to provide such information to (i) participants, prospective participants, prospective assignees or assignees pursuant to Section 9.06, to its prospective Confirming Bank or Confirming Bank or (with the consent of the Company (such consent not to be unreasonably withheld)) to its agents if prior thereto such participant, prospective participant, prospective assignee, prospective Confirming Bank, Confirming Bank or agent agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section 9.11 as if it were a “Bank” party hereto or (ii) with the consent of the Company (except as otherwise permitted under clause (b) above), any actual or prospective counterparty (or its advisors) to any swap, derivative or securitization transaction relating to the Company and its obligations or to any actual or prospective credit insurance provider relating to the Company and its obligations if prior thereto such counterparty or credit insurance provider agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section 9.11 as if it were a “Bank” party hereto, (e) right to disclose any such Confidential Information in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) with the prior written consent of the Company, right to disclose any such Confidential Information on a confidential basis to any rating agency in connection with rating the Company or its Subsidiaries or this facility and (g) right to provide such information with the Company’s prior written consent. Notwithstanding the foregoing, any such information supplied to a Bank, participant, prospective participant, prospective assignee, prospective Confirming Bank or Confirming Bank under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it is, at the time of disclosure, or becomes a matter of public knowledge. In addition, in consultation with the Company, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about the Effective Date and the size, type and purpose of the facilities contemplated by this Agreement to market data collectors and other service providers to the lending industry and service providers to the Administrative Agent and the Banks in connection with the administration of this Agreement, the other Credit Documents and the Commitments.

SECTION 9.12. WAIVER OF JURY TRIAL. EACH OBLIGOR, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.13. Joinder and Termination of Subsidiary Account Party. (a) Any direct or indirect wholly-owned Subsidiary of the Company that is organized under the laws of the United States and that is organized, licensed or regulated under applicable law as an insurance or reinsurance company may, upon the request of the Company at any time, upon not less than three Domestic Business Days’ notice to the Administrative Agent, become a party to this Agreement as a Subsidiary Account Party, provided that such Subsidiary shall have delivered an executed Subsidiary Joinder Agreement, substantially in the form of Exhibit G hereto, to the Administrative Agent for acceptance by it (which shall promptly notify the Banks), and provided further that on and as of the date of acceptance of such Subsidiary Joinder Agreement by the Administrative Agent (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Banks shall have received all documents and instruments as they may reasonably request related to such Subsidiary, including legal opinions and information required to comply with “know your customer” or similar identification requirements of any Bank, in each case, to the reasonable satisfaction of the Banks and (iii) such Subsidiary Account Party shall be deemed to have appointed the Company as its authorized agent pursuant to Section 9.09(b) to accept service of any and all process which may be served in any suit, action or proceeding of any nature in any federal or New York State court sitting in New York City arising out of or relating to this Agreement or any other Credit Document or the transactions contemplated hereby.

(b) The Company may, at any time at which a Subsidiary Account Party shall not be an account party with respect to an outstanding Letter of Credit and shall not have any outstanding Obligations hereunder, terminate such Subsidiary Account Party as a Subsidiary Account Party hereunder by delivering an executed notice thereof, substantially in the form of Exhibit H hereto, to the Administrative Agent (which shall promptly notify the Banks). Immediately upon the receipt by the Administrative Agent of such notice, all commitments of the Banks to issue Letters of Credit for the account of such Subsidiary Account Party and all rights of such Subsidiary Account Party hereunder shall terminate and such Subsidiary Account Party shall immediately cease to be a Subsidiary Account Party hereunder; provided that all obligations of such Subsidiary Account Party as a Subsidiary Account Party hereunder arising in respect of any period in which such Subsidiary Account Party was, or on account of any action or inaction by such Subsidiary Account Party as, a Subsidiary Account Party hereunder shall survive such termination.

SECTION 9.14. Certain Notices. Each Bank hereby notifies each Obligor that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, such Bank may be required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Bank to identify each Obligor in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.15. No Fiduciary Duty. The Administrative Agent, each Bank and their Affiliates (collectively, solely for purposes of this Section 9.15, the “Banks”), may have economic interests that conflict with those of the Obligors, their respective stockholders and/or their affiliates. The Company agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and the Company, its stockholders or its affiliates, on the other. The Company acknowledges and agrees that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of the Company, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise the Company, its stockholders or its Affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in the Credit Documents and (y) each Bank is acting solely as principal and not as the agent or fiduciary of the Company, its management, stockholders or creditors or any other Person. The Company acknowledges and agrees that the Company has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

SECTION 9.16. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of an applicable Resolution Authority.

SECTION 9.17. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Bank or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor at the time existing under this Agreement held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Bank under this Section 9.17 are in addition to other rights and remedies (including any other rights of setoff) which such Bank may have. Each Bank agrees to notify the Administrative Agent and the Company promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY

JACKSON FINANCIAL INC.,

By:	/s/ Marcia Wadsten
Name:	Marcia Wadsten
Title:	Executive Vice President and Chief Financial Officer

U.S. Federal Tax Identification No.:

1 Corporate Way

Lansing, Michigan 48951

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

BANKS

CITIBANK, N.A.,

By:	/s/ Maureen Maroney
Name:	Maureen Maroney
Title:	Vice President

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

MORGAN STANLEY BANK, N.A.,

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

BANK OF AMERICA, N.A.,

By:	/s/ Chris Choi
Name:	Chris Choi
Title:	Director

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

BARCLAYS BANK PLC,

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Director

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A.,

By:	/s/ James S. Mintzer
Name:	James S. Mintzer
Title:	Executive Director

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By:	/s/ Michelle S. Dagenhart
Name:	Michelle S. Dagenhart
Title:	Managing Director

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

BNP PARIBAS

By:	/s/ Monica Hanson
Name:	Monica Hanson
Title:	Managing Director

By:	/s/ Laurent Vanderzyppe
Name:	Laurent Vanderzyppe
Title:	Managing Director

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By:	/s/ Komal Shah
Name:	Komal Shah
Title:	Authorized Signatory

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

GOLDMAN SACHS BANK USA

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

HSBC BANK USA, N.A.

By:	/s/ Courtney Wright
Name:	Courtney Wright
Title:	Director

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

MUFG UNION BANK N.A.

By:	/s/ Rajiv Ranjan
Name:	Rajiv Ranjan
Title:	Vice President

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

SOCIETE GENERALE

By:	/s/ Jonathan Logan
Name:	Jonathan Logan
Title:	Director

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

THE BANK OF NEW YORK MELLON

By:	/s/ Benjamin Goldberg
Name:	Benjamin Goldberg
Title:	Vice President

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kimberly R. Costa
Name:	Kimberly R. Costa
Title:	Vice President

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]

THE NORTHERN TRUST COMPANY

By:	/s/ Joshua Metcalf
Name:	Joshua Metcalf
Title:	VP

[Jackson Financial Inc. – Signature Page to Revolving Credit Agreement]